UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 28, 2024

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Fifth Avenue, Suite 4200, Seattle WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 262-7799

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Page
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
EXPLANATORY NOTE
Item 1.01	Entry into a Martial Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
The Share Exchange and Related Transaction
Description of Business
Description of Properties
Risk Factors
Security Ownership of Certain Beneficial Owners and Management
Directors, Executive Officers, Promoters and Control Persons
Executive Compensation
Summary Compensation Table
Certain Relationships and Related Transactions
Market Price of and Dividends on Common Equity and Related Stockholder Matters
Description of Securities
Legal Proceedings
Indemnification of Directors and Officers
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statement and Exhibits

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and elsewhere.  Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements.  However, not all forward-looking statements may contain one or more of these identifying terms.  Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for development and commercialization of our planned technologies (ii) our limited financial resources, and (iii) need for additional capital to fund our operations.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, lack of revenue and/or future insufficient cash flows and resulting illiquidity, our inability to develop our business, significant government regulation, or inability to protect our intellectual property, existing or increased competition, penny stock risks, stock volatility and illiquidity, and our failure to implement our business plans or strategies.  A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors.  We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

EXPLANATORY NOTE

Special Capital Corporation, a Nevada Corporation, is referred to herein as “we”, “our”, “us”, or the “Company”.

On August 29, 2024, we  completed the acquisition of 100% of Node Nexus Network Co LLC, a limited liability company formed under the laws of the Emirate of Dubai on April 30, 2024 (“Target” or “Node Nexus”) and Sean Michael Brehm, also known as  Sean Michael Obrien (the “Target Shareholder”).

In accordance with the requirements of Item 9.01 of Form 8-K, the Company hereby provides notice that the financial statements of the acquired target company will be filed within the 71-day period specified by the Securities and Exchange Commission (SEC) rules. This time frame allows the Company to ensure that all relevant financial information is accurately prepared, reviewed, and presented in compliance with applicable accounting standards and regulatory requirements.

The Company is committed to providing a comprehensive and transparent disclosure, and the financial statements will include all necessary details to enable investors and stakeholders to assess the financial position and results of operations of the acquired target company. The Company will file these financial statements as an amendment to this Form 8-K within the stipulated period.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets

Item 3.02. Unregistered Sales of Equity Securities

Item 5.01. Changes in Control of Registrant

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 1.01. Entry into a Material Definitive Agreement.

The Exchange

As we previously disclosed in Forms 8-K:

•On May 13, 2024, we disclosed that that the Target Shareholder was appointed as our director on May 13, 2024.

•On  June 6, 2024, the Target Shareholder was appointed as our Chairman of the Board of Directors as of that same date.

•On June 7, 2024, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with the Target and the Target Shareholder, whereby (i) the Company agreed to acquire from the Target, and Target agreed to sell to the Company, 150 shares of capital stock, representing 100% of the Target’s outstanding shares, in exchange for 40,000,000 newly issued shares (the “Exchange Shares”) of our common stock, $.0001 par value (the “Common Stock”) and (ii) the Target Shareholder agreed to purchase 5,000,000 shares of the Company’s restricted Common Stock at a per share price of $0.20 or an aggregate of $1,000,000 (the “Purchase Price”) concurrently with or prior to the Closing (“Financing Shares”).

•On June 23, 2024, the Parties entered into a licensing agreement (“Licensing Agreement”) for the Intellectual Property as defined in the Exchange Agreement which consists of:

oDistributed Quantum Ledger Database Technology (DQ-LDB) technologies involved with data processing, storage and security as embodied in the Vogon Quantum Ledger Product.

oDecentralized Infrastructure software associated with data collection, processing and security of data as provided       to the Licensee.

oDecentralized Cloud and Distributed Cloud Solutions as provided to the Licensee.

oArtificial Intelligence technologies involved with data integrity and security as provided to the Licensee.

•On July 23, 2024, the Parties entered into an amendment to the Exchange Agreement (the “Amendment”) to extend the Closing date to on or before August 31, 2024 (the “Closing Date”).

On July 23, 2024, the Parties entered into an amendment to the Exchange Agreement (the “Amendment”) with the following terms:

●The Closing shall occur on or before August 31, 2024, unless extended (the “Closing”).

●The Company and its transfer agent shall enter into an escrow agreement (the “Escrow Agreement”) whereby the Financing Shares shall be held in escrow pending the Company’s receipt of the Purchase Price, and the Exchange Shares shall be held in escrow pending the losing of the transactions contemplated by the Exchange Agreement on or before August 31, 2024.

●In the event that the Closing does not occur on or prior to August 31, 2024, the Financing Shares and Exchange Shares shall be cancelled and returned to Treasury.

●Parties shall enter into a licensing agreement (“Licensing Agreement”) for the Intellectual Property as defined in the Exchange Agreement.

•On August 14, 2024, the Target Shareholder delivered $1,010,000 to the Company to complete the purchase of the Financing Shares, and on August 15, 2024, the Company issued to the Target Shareholder 5,050,000 shares of Common Stock at  $.20 per share.

•On August 22, 2024. we issued 40 million shares of the Common Stock in escrow to Node Nexus under the Exchange Agreement as amended and took possession and control of the Node Nexus assets.

•On August 28, 2024, we executed a second amendment to the Exchange Agreement whereby we agreed to issue 1,000,000 shares of Series Quantum preferred stock (the “Series Quantum Preferred Stock”) in lieu of the 40,000,000 common shares provided for under the Exchange agreement as previously amended.   Each one (1) share of the Series Quantum Preferred Stock is convertible into forty (40) shares of our Common Stock by the holder or the Company provided that the holder has held the Series Quantum Preferred Stock for at least 12 months and the Company has authorized common shares to effectuate such conversion.

•On August 29, 2024, the Exchange Agreement as amended was fully performed and the shares in Node Nexus were delivered to the Company.

The foregoing descriptions of the Exchange Agreement, amendments to the Exchange Agreement and Licensing Agreement are summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Exchange Agreement, a copy of which is attached as Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on June 7, 2024, to the Amendment a copy of which is attached as Exhibit 10.16 to the Current Report on Form 8-K filed with the SEC on July 23, 2024, to the Escrow Agreement, a copy of which is attached as Exhibit 10.17 to the Current Report on Form 8-K filed with the SEC on July 23, 2024, and to the Licensing Agreement a copy of which is attached as Exhibit 10.18 to the Current Report on Form 8-K filed with the SEC on July 23, 2024.  Each is incorporated by reference herein.

Pursuant to the terms and subject to the conditions set forth in the Exchange Agreement or waiver thereof, on August 29, 2024, the share exchange was completed (the “Exchange”) , the Company became the owner of 100% of the shares of Target, the Exchange Shares were released from escrow, and the transaction was consummated (the “Closing”).

Item 2.01 referenced immediately below, the Exchange and the entry into agreements relating thereto is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 29 2024, the parties consummated the Exchange, which resulted in the Target becoming the Company’s wholly owned subsidiary. Pursuant to the Exchange, the Company issued 1,000,000 shares of Series Quantum Preferred Stock to Sean Michael Brehm and the Company became the owner of 100% of the Target’s outstanding securities.  After giving effect to the Exchange, the Company has 100,000,000 shares of Common Stock, par value $.0001, authorized, of which 67,699,516 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.0001, authorized, of which 1,000,000 shares are issued and outstanding.

The Company’s Common Stock is quoted on the OTC Markets OTCQB under the symbol “FCCN.”

BUSINESS

We plan to develop and commercialize cloud computing solutions that integrate quantum computing technology to offer secure, scalable, decentralized digital services that are cost-effective and environmentally-friendly.

For the six months ended June 30, 2024, prior to our acquisition of Node Nexus, our revenues were $0 and we had an operating loss of $ (143,093), and Node Nexus had revenue of $0 and an operating loss of $0. As of August 25, 2024, we had cash on hand of $491,657.97, which represents a portion of the proceeds we received from the sale to the Target Shareholder of 5,050,000 shares of Common Stock at $.20 per share.

Our principal offices are located at 701 Fifth Avenue, Suite 4200, Seattle Washington 98104 and our telephone number is (206) 262-7799.  Our website is located at www.spectralcapital.com.

We plan to conduct our future operations through our five subsidiaries none of which presently generate revenue:

As described above, we acquired Node Nexus Network Co LLC (“Node Nexus”) on August 29, 2024 which plans to develop quantum computing technologies. We intend to commercialize products and services using quantum computing within the following submarkets:

•Vogon Cloud-Superior Quantum Hosting. We have licensed Distributed Quantum ledger technology from crwdunit, inc., a Delaware corporation and related party via our acquisition of Node Nexus on August 29, 2024.  This product provides immutable, fast, decentralized, cost-effective and environmentally friendly storage for enterprise-level data and for critical transactions.

•QuantumVM-Critical Middleware. Our subsidiary, Node Nexus built QuantumVM-Critical Middleware, which is a hyper-efficient virtual machine that allows companies to use and integrate their legacy data in a quantum environment, optimizing the mix of classical cloud and quantum systems for maximum efficiency.

•Decentralized Green Quantum Data Center.  Our subsidiary, Techa Viridis Fines (TVF), began development of a portfolio of low-carbon data centers through our partnerships with SKY Data.  As part of our acquisition of Node Nexus, we acquired the development plans fromTVF, along with Memoranda of Understanding, to develop 16 decentralized regional hybrid data centers around the world.

•Quantum Commodity Exchange.  In July 2024, we developed the ability to provide a robust quantum commodity exchange capability for resource-rich countries. Our solution is transparent, decentralized, hyper-secure, faster and less expensive than traditional solutions which are hosted by large technology companies.

On July 31, 2024, Innovation Backed by Assets (“IBA”) was incorporated in the country of San Marino as a wholly-owned subsidiary of Node Nexus. We plan to develop IBA to offer sustainable global infrastructure financing using our QaaS products contingent upon the receipt of financing.

On April 30, 2024, Techa Viridus Fines (“TFV”) was incorporated in the country of United Arab Emirates as a wholly-owned subsidiary of Node Nexus. Through TFV, we plan to develop 16 regional data centers in Austin TX; Panama City, Panama; Buenos Aires, Argentina; Florianopolis, Brazil; St John;s Caribbean; Lima, Peru; Port Louis, Mauritius; Dakar, Senegal; Libreville, Gabon; Gaborone, Botswana; Mysore, India; Hong Kong; Tashkent, Uzbekistan; Abu Dhabi, UAE; Zurich, Switzerland;  and London, UK using green technologies (sun and wind power).

We presently have no revenue sources and plan to generate our initial revenues from the sale of quantum cloud computing services embodied in the Vogon Cloud and QuantumVM solutions.

On February 26, 2013, we signed a Technology Acquisition Agreement to acquire mobile search engine and mobile sharing technology from Fiveseas Securities Ltd. (“Fiveseas”). Under the agreement, we issued Fiveseas 5,000,000 shares of the Common Stock. The agreement called for the technology to reside within a newly formed Delaware corporation called Noot Holdings, Inc. (“Noot”), which we formed on February 28, 2013 and are a 60% owner of and Fiveseas is a 40% owner of. Fiveseas was granted a right of first refusal for any subsequent sale of the technology. Noot has been inactive since 2015 and, as such, we generated $0 and $0 of revenue from Noot for the year ended December 31, 2023 and six months ended June 30, 2024. To date, we have been unable successfully commercialize our Noot technologies.

The terns for the right of first refusal provide the company with the first right to purchase the remaining 40% from Fiveseas.

On December 1, 2013, we signed a Technology Acquisition Agreement to acquire a technology application and service that enhances the way people find, consume, analyze, share and discuss financial news and topics, equities, commodities and currencies on the web from TL Global Inc (“TL Global”).  Under the agreement, we issued TL Global 5,000,000 shares of the Common Stock, par value $0.0001.  The agreement called for the technology to reside within a newly formed Delaware corporation, Monitr Holdings, Inc. (“Monitr”), which we formed on December 1, 2013 and are a 60% owner of and TL Global is a 40% owner of. TL Global was granted a right of first refusal for any subsequent sale of the technology. Monitr has been inactive since 2015 and, as such, we generated $0 and $0 of revenue from Monitr for the year ended December 31, 2023 and six months ended June 30, 2023. To date, we have been unable to successfully commercialize our Monitr technologies.

The terns for the right of first refusal provide the company with the first right to purchase the remaining 40% from TL Global.

On January 3, 2022, we entered into a telecommunications services agreement with Sky Data PLL OU (Estonia) (“Sky Data”) to provide long distance switching services. We provided services under this agreement to 3 customers and generated $98,323 of revenue from the contract during 2022. We have paused this line of business and plan to resume our telecommunications reselling services through our partnership with SKY within the 2024 fiscal year and without third-party intervention.

We are also in negotiations to acquire the Crowd Point family of companies which consist of the following: 100% of the issued and outstanding stock of crwdunit, inc., a Delaware corporation, along with affiliated and subsidiary companies which have not yet been fully disclosed to us (“crwdunit”) which will help us continue to develop our quantum offering. These companies are also controlled by Mr. Brehm.  One of the assets we acquired in the Node Nexus acquisition was the right to acquire crwdunit for $10,000,000 in cash or shares of Common Stock or any combination thereof as further described in the Affiliate Acquisition Agreement attached hereto as Exhibit 10.19. There are no assurances we will be successful in such acquisition.

Intellectual Property and Proprietary Rights

We do not currently have any patents or trademarks.

Revenues

We generated revenue of $0, $0 and $98,323 for the six months ended June 30, 2024 and years ended December 31, 2023 and 2022.

Facilities

We rent a virtual office located at 701 Fifth Avenue, Suite 4200, Seattle, Washington, 98104, under a month-to-month basis. We pay monthly rent of $375.00 for this location.

We occupy an office at The Iridium Building, Umm-Suqeim St, Al Barsha-1 P.O. Box #342044, Dubai, UEA and pay 1,667 United Arab Emirates Dirhams ($454 USD) monthly for this facility pursuant to a lease agreement with Smart Place Business Center that expires on April 8, 2025.

We believe that our current facilities are sufficient to meet our current and near-term needs and that, should it be needed, suitable additional space will be available.

Products

We plan to develop and commercialize an innovative cloud solution integrating our QuantumVM with standard cloud stack technologies such as Docker, Kubernetes, and NHost. This integration leverages QuantumVM's Just-In-Time (JIT) compiler, polyglot capabilities, and advanced cryptographic functions to significantly enhance performance, flexibility, security, and scalability.

•Quantum VM’s JIT Compiler: Optimizes code execution at runtime, improving performance and reducing latency.

•Polyglot Capabilities: Supports multiple programming languages, enhancing development flexibility and reducing time-to-market.

•Advanced Cryptographic Techniques: Utilizes SPHINCS+ and BLS 12-381 for robust data security, essential for compliance and data integrity.

•Deterministic Concurrency: Ensures consistent and real-time data processing, which is critical for edge computing and IoT applications.

Vogon Cloud

The Vogon Cloud is a distributed quantum database ledger technology solution that allows for immutable, secure, rapid access to critical data across enterprises

The Vogon cloud is a No-SQL (Semi-SQL & Semi-NoSQL) Append-only database that provides an immutable, transparent, and cryptographically verifiable transaction log owned by a central authority. Since it is a No-SQL database. It has the ability to store a lot of semi-unstructured data using a document-oriented data model. Moreover, it uses SQL-like data structure (Tables and Rows) and a language (PartiQL). So, it can leverage current SQL developers to offer robust ways to query and manage data.

QLDB vs SQL, NoSQL Databases

Traditional Databases

Any other traditional databases (SQL and No-SQL) store data in the form of a table or JSON document model. Within these traditional databases, data can be modified by anyone who is in control of the database itself results in data conflicts and manipulations. These databases don't keep track of document history and only store the current state of the document. Therefore,  these databases cannot provide audit trials that are out of the box as they do not have automatic data encryption, so the data files are at risk of being read or modified by hackers directly. While most of these databases cannot work with cryptography, so it is not possible to impute the data and cannot prove who modified what.

1.Immutability & Transparency

2.Audit Logs

3.Verifiable

4.Data History

Vogon Cloud

Vogon Cloud is a fully managed ledger database that provides a transparent, immutable, and cryptographically verifiable transaction log owned by a central trusted authority. Vogon Cloud tracks each and every application data change and maintains a complete and verifiable history of changes over time.

Features of Vogon Cloud

1. Immutability & Transparency

Vogon Cloud has a built-in immutable journal that stores an accurate and sequenced entry of every data change. The journal is append-only, meaning that data can only be added to a journal and it cannot be overwritten or deleted. This ensures that your stored change history cannot be deleted or modified. Even if you delete the data from your ledger, the change history of that data can still be accessed by reading from the immutable journal.

2. Audit Logs & History

With Vogon Cloud, you can access the entire change history of your application’s data. You can query a summary of historical changes and specific details related to transaction history. So, QLDB can provide audit trails out of the box without any further implementation.

3. Verifiable

Vogon Cloud uses cryptography to create a concise summary of your change in history. This secure summary, commonly known as a digest, is generated using a cryptographic hash function (SHA-256). The digest acts as proof of your data’s change history, allowing you to look back and verify the integrity of your data changes.

4. Highly Scalable

With Vogon Cloud, you don’t have to worry about provisioning capacity or configuring read and write limits. You create a ledger and define your tables, and Vogon Cloud automatically scales to support the demands of your application.  Vogon Cloud also allows you to monitor operational metrics for your data.

Architecture of Vogon Cloud

QLDB Application Architecture

QLDB vs Blockchain:

If you’re familiar with blockchain already, you might conclude from the definition, QLDB is somewhat related to blockchain; yes, it is. It offers all the key features of a blockchain ledger database including immutability, transparency, and cryptographically verifiable transaction log. However, the most important difference between QLDB and Blockchain is that QLDB is a centralized ledger, whereas Blockchain is a distributed ledger.

Blockchain has shown the potential to change every sector out there. Blockchain is also useful when it comes to storing data. After all, it is a distributed ledger. Also, the fact that traditional databases will soon make their way out for the more robust blockchain-based database. However, some businesses just cannot use a decentralized database for their business as they have to run a number of blockchain nodes and a lot of complexity involved in building a blockchain network. Also, other organizations that are involved with the business consortium should need to participate in the network.

There are certain use cases where an organization (like a bank) doesn’t want to share a ledger with any other party and wants to keep track of data on a centralized ledger where they want data to be immutable, verifiable, and secure. This type of use case doesn’t need the complexity of Blockchain network architecture; QLDB is a perfect fit.

Is QLDB going to kill Blockchain? The answer is No. Blockchains have their own unique features — i.e., Smart contracts that run on the blockchain network take application logic to the next level by running separately from the server. With QLDBs (or any traditional databases), you will end up writing application logic in your server code.

Applications of QLDB

QLDB is used for applications that need a scalable centralized ledger database to record all the transaction history over time with added cryptographic security. Blockchain can be applied to many challenges in supply chains, finance, and healthcare, such as complicated record-keeping and tracking of products, as a less corruptible and better-automated alternative to centralized databases. H However, industries that don’t want to share a ledger with other participants (as in blockchain) can instead use QLDB.

Use Cases

Banking and Finance: Banks often need a centralized ledger-like application to keep track of critical data, such as credit and debit transactions across customer bank accounts. Instead of building a custom database that has complex auditing functionality, or using blockchain, banks can use QLDB to easily store an accurate and complete record of all financial transactions.

Supply chains: Manufacturing companies often need to track the full manufacturing history of a product as well as records of their movements throughout the supply chain. A ledger database can be used to record the history of each transaction and provide details of every individual batch of the product manufactured at a facility. In case of a product recall, manufacturers can use QLDB to easily trace the history of the entire production and distribution lifecycle of a product.

Insurance: Insurance applications often need a way to better track the history of claim transactions. Instead of building complex auditing functionality using relational databases, insurance companies can use QLDB to accurately maintain the history of claims over their entire lifetime, and whenever a potential conflict arises, QLDB can also help cryptographically verify the integrity of the claims data, making the application resilient against data entry errors and manipulation.

Marketing

We intend to develop our brand marketing efforts with focused and metric-driven direct response marketing to acquire new customers. We plan to use a variety of targeted online marketing programs for lead generation, including search engine marketing, search engine optimization and targeted email and social media marketing campaigns, as well as more traditional direct marketing and indirect channel partner marketing programs, to drive interest in our Vogon Cloud and QuantumVM technologies. As part of these efforts, we intend to regularly run campaigns simultaneously and constantly refine our media mix across our channels.

Employees

As of August 28, 2024, we have 0 employees other than our executive officers and directors.

We currently hire third-party consultants and third-party contractors to provide various development services on an as needed basis.

Dependence on a Few Customers

We are not and do not expect to be dependent on one or a few customers.

Research and Development

In the six months ended June 30, 2024 and years ended December 31, 2022 and 2023, we spent $0, $0 and $0 on research and development.

Seasonality

Our business is not affected by seasonal factors.

Competition

The market for our products and services is highly fragmented and competitive. These types of products and solutions continue to evolve, creating opportunity for new competitors to enter the market with quantum/hybrid solutions or products or address specific segments of the market. We consider the following to be a representative list of competitors we face all of which are more established companies with name recognition and  greater financial and operational resources than we do: Amazon Web Services, Google, Oracle, Dell, HP, Cisco, Microsoft, Rigetti, IBM, DWave, Quantiniuum and others. We have limited capital sources  and no revenue. Our marketplace is highly competitive and rapidly changing.  Our ability to compete depends upon many factors within and outside our control, including the performance and reliability of our marketplace, customer service, marketing efforts and development of our technologies and brand name.  Due to the relatively low barriers to entry, we expect additional competition from other emerging companies.  Our existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources.  As a result, they may be able to respond more quickly to new or emerging technologies for our products.  There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Physical Infrastructure and Management

We plan to develop technology infrastructure to support our products under development. Assuming, financing is available to us, we intend to invest  in our peering architecture and underlying infrastructure management to handle significant Internet traffic at low bandwidth costs. We intend to invest in the automation of common physical data center components like servers, load balancers, switches and storage, and we use open-source solutions, when possible, to automate manual processes and thereby reduce the risk of human error and lower costs.

Regulation

Advertising and promotional information presented on our websites, in our products, and in our other marketing and promotional activities are subject to federal and state consumer protection laws regulating unfair and deceptive practices. U.S. federal, state and foreign legislatures have also adopted laws and regulations regulating numerous other aspects of our business. Regulations relating to the Internet, including laws governing online content, user privacy and data protection, automatic renewal laws, taxation, and liability for third-party activities, are particularly relevant to our business. A sample of such laws and regulations is discussed below.

Communications Decency Act (CDA). The CDA regulates content of material on the Internet, and provides immunity to Internet service providers and providers of interactive computer services for certain claims based on content posted by third parties. The CDA and the case law interpreting it generally provide that domain name registrars and website hosting providers cannot be liable for defamatory or obscene content posted by customers on registrars' servers unless they participate in creating or developing the content. The Stop Enabling Sex Traffickers Act (SESTA) and Allow States and Victims to Fight Online Sex Trafficking Act of 2017 (FOSTA), which became effective in April 2018, amend certain portions of the CDA, which may limit the immunity previously available to us under the CDA.

Digital Millennium Copyright Act (DMCA). The DMCA provides domain name registrars and website hosting providers a safe harbor from liability for third-party copyright infringement. To qualify for the safe harbor, however, registrars and website hosting providers must satisfy numerous requirements, including adopting a user policy providing for termination of service access of users who are repeat infringers, informing users of this policy and implementing the policy in a reasonable manner. In addition, registrars and website hosting providers must expeditiously remove or disable access to content upon receiving a proper notice from a copyright owner alleging infringement of its protected works. A registrar or website hosting provider failing to comply with these safe harbor requirements may be found liable for copyright infringement.

Anti-Cybersquatting Consumer Protection Act (ACPA). The ACPA was enacted to address piracy on the Internet by curtailing a practice known as "cybersquatting," or the bad-faith registration of a domain name identical or similar to another party's trademark, or to the name of another living person, in order to profit from that name or mark. The ACPA provides that registrars may not be held liable for damages for registration or maintenance of a domain name for another person absent a showing of the registrar's bad faith intent to profit. Registrars may, however, be held liable if their activities are deemed outside the scope of basic registrar functions.

Lanham Act. The Lanham Act governs trademarks and false advertising. Case law interpreting the Lanham Act has limited liability for many Internet service providers such as search engines and domain name registrars. Nevertheless, there is no statutory safe harbor for trademark violations comparable to the provisions of the DMCA, and we may be subject to a variety of trademark claims in the future.

Privacy and Data Protection. In the areas of personal privacy and data protection, the U.S. federal and various state and foreign governments have adopted or proposed limitations on, and requirements associated with, the collection, distribution, use, storage and security of personal information of individuals. In addition, in several jurisdictions in which we operate, data protection is more highly regulated and rigidly enforced. For example, the European Union (E.U.) has enacted the General Data Protection Regulation (GDPR), which includes stringent operational requirements for processors and controllers of E.U. personal data with broad extra-territorial effect and imposes significant penalties for non-compliance. In addition, California enacted the California Consumer Privacy Act (CCPA) in 2018, effective January 1, 2020, which was further modified by the passage of the California Privacy Rights Act (CPRA). The CCPA and its associated regulations require covered companies to provide new disclosures to California consumers and afford such consumers new abilities to opt-out of certain sales and sharing of personal information for advertising and other purposes. Several other U.S. states recently have adopted or are considering laws and regulations relating to processing of personal information that apply to our business. We expect compliance with the increasing number of these laws and regulations to be more burdensome and costly for us.

Artificial Intelligence. AI is the subject of evolving review by various governmental and regulatory agencies around the globe, including the Securities and Exchange Commission (the “SEC”) and the Federal Trade Commission (“FTC”), and changes in laws, rules, directives and regulations governing the use of AI are evolving rapidly. For example, on October 30, 2023, the Biden administration issued an Executive Order to, among other things, establish extensive new standards for AI safety and security, and other jurisdictions may decide to adopt similar or more restrictive legislation that may render the use of such technologies challenging. Similarly, the intellectual property ownership and license rights, including copyright, surrounding AI technologies has not been fully addressed by U.S. courts or other federal or state laws or regulations. We will continue to monitor the development of global AI laws and regulations and evaluate the potential implications for the operation of our business.

Laws and regulations relating to our activities are unsettled in many jurisdictions and may prove difficult or impossible to comply with in some jurisdictions. Additionally, federal, state, local and foreign governments are also considering legislative and regulatory proposals that would regulate the Internet and our activities in more and different ways than exist today. Laws and regulations in the U.S. or in foreign jurisdictions may be applied in new or different manners in pending or future litigation. Further, other existing bodies of law, including the criminal laws of various jurisdictions, may be deemed to apply to our activities, or new statutes or regulations may be adopted in the future. It is also impossible to predict whether new taxes will be imposed on our services and, depending upon the type of such taxes, whether and how we would be affected.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision in the Common Stock. Our operations and financial results are subject to various risks and uncertainties. If any of the following risks occur, our business, financial condition, reputation, operating results and growth prospects could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also materially adversely affect our business, operating results, financial condition, reputation and growth prospects.

Risk Factor Summary

The following is a summary of the principal risks that could materially and adversely affect our business, financial condition, operating results and growth prospects.

•We have nominal revenue and have not yet derived any revenue from our quantum computing business and may never be able to do so.

•We have limited sources of revenue and limited assets; consequently, our  quantum solutions might not work.

•Our current cash balance is inadequate to execute on our business plan, and we may be unable to raise additional needed money.

•If we are unable to attract and retain customers and increase sales to new and existing customers, our business and operating results will be negatively impacted.

•If we are unable to continue to attract a diverse customer base for which we have developed more customized solutions and applications, our business, growth prospects and operating results could be adversely affected.

•Our business will suffer if the small business market for our solutions proves less lucrative than projected or if we fail to effectively acquire and service small business customers.

•We may not successfully develop and market products that meet or anticipate our customers' needs, whether organically or inorganically, or may not develop such products on a timely basis.

•The use of new and evolving technologies, such as AI, in our offerings may result in reputational harm and liability.

•Our brand is integral to our success. If we fail to protect or promote our brand, our business and competitive position may be harmed.

•We face significant competition for our products, which we expect will continue to intensify, and we may  be unable to maintain or improve our competitive position or market share.

•The future growth of our business depends in part on our international sales, which subjects us  to international related  risks.

•We have taken  actions to support profitable growth, which may not be successful; if  we do not effectively manage future growth, our operating results will be adversely affected.

•We may acquire other businesses or talent, which could require significant management attention, disrupt our business, dilute stockholder value and adversely affect our operating results.

•We may enter into new lines of business that offer new products and services, which may subject us to additional risks.

•We are exposed to the risk of system failures and capacity constraints.

•We rely on third parties to perform certain key functions, and their failure to perform those functions could result in the interruption of our operations and systems and could result in significant costs and reputational damage to us.

•A network attack, a security breach or other cybersecurity incident could delay or interrupt service to our customers, harm our reputation, cause us to incur substantial costs, or subject us to significant liability.

•If the security of the confidential information or personal information we or our vendors or partners maintain, including that of our customers and the visitors to our customers’ websites stored in our systems, is breached or otherwise subjected to unauthorized access, our reputation may be harmed, we may be required to expend substantial resources to mitigate and remediate such breach, and we may be exposed to substantial liability.

•We maintain an enterprise-wide cybersecurity program. Our failure to properly maintain this program for the Company as a whole, or any part of the Company, could cause us to experience a cybersecurity incident that could harm our reputation, cause us to incur substantial costs, or subject us to significant liability.

•We rely on our marketing efforts and channels to promote our brand and acquire new customers. These efforts may require significant expense and may not be successful or cost-effective.

•Our ability to increase sales of our products is highly dependent on the quality of our customer care. Our failure to provide high-quality customer care would have an adverse effect on our business, brand and operating results.

•Our future performance depends in part on the services and performance of our senior management, as well as our experienced and capable employees. If we are unable to attract, motivate, and retain our employees, our business could suffer.

•Our failure to properly register or maintain our customers' domain names could subject us to additional expenses, claims of loss or negative publicity that could have a material adverse effect on our business.

•Our quarterly and annual operating results may be adversely affected due to a variety of factors, which could make our future results difficult to predict and could cause our operating results to fall below investor or analyst expectations.

•Our level of indebtedness could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business and our ability to react to changes in the economy or our industry, as well as divert our cash flow from operations for debt payments and prevent us from meeting our debt obligations.

•Governmental and regulatory policies or claims concerning the domain name registration system and the Internet in general, and industry reactions to those policies or claims, may cause instability in the industry and disrupt our business.

•We are subject to governmental regulation and other legal obligations, particularly related to privacy, data and information security and cybersecurity. Our failure to comply with these or any future laws, regulations or obligations could subject us to sanctions and damages and could harm our reputation and business.

•Our business depends on our customers continued and unimpeded access to the Internet and the development and maintenance of Internet infrastructure. Internet access providers may be able to block, degrade or charge for access to certain of our products, which could lead to additional expenses and the loss of customers.

•Our business could be affected by new governmental regulations regarding the Internet.

•We may face liability or become involved in disputes over registration and transfer of domain names and control over websites.

•Our business could be negatively impacted by shareholder activism.

•Our share price may be volatile, and you may lose all or part of your investment

Strategic Risks

If we are unable to attract and retain customers and generate revenue, our business and operating results would be harmed.

We do not have customers and had revenue of $0 for the six months ended June 30, 2024. Our success depends on our ability to attract and retain customers. Although our total customers and revenue could grow rapidly, this may not happen. There are no assurances  that we will accomplish our goals or implement our business plan.

Our business will suffer if the small business market for our solutions proves less lucrative than projected or if we fail to effectively acquire and service small business customers.

We must continue to develop our technology to be competitive without knowing whether such investments will result in successful products for our customers. Our new products or product enhancements could fail to attain meaningful customer acceptance for many reasons, including:

•failure to accurately predict market demand or customer preferences;

•defects, errors or failures in product design or performance;

•negative publicity about product performance or effectiveness, including negative comments on social media;

•the perceived value of our products or product enhancements relative to their cost;

•changing regulatory requirements adversely affecting the products we offer; and

•poor business conditions for our customers or poor general macroeconomic conditions.

If our new products or enhancements to those new products do not achieve adequate acceptance by our customers, or if our new products do not result in significant sales or subsequent renewals, we will not be competitive, our anticipated revenue growth may not be achieved and the negative impact on our operating results may be particularly acute because of the upfront technology and development, marketing and advertising and other expenses we may incur in connection with new products or enhancements. In addition, we may migrate our future customers from a product that we intend to retire to another, substantially similar product. We may experience technical or other complications during such migration, which could result in a poor customer experience and which could have an adverse impact on our operating results.

The use of new and evolving technologies, such as AI, in our offerings may result in reputational harm and liability.

We are increasingly exploring new and evolving technologies, such as AI, to, among other things, develop new tools and products and additional features in our planned future products, including ongoing deployment and improvement of existing AI, and the development of new product technologies, such as generative AI. There are significant risks involved in developing and deploying AI, such as an increase in intellectual property infringement or misappropriation, data privacy, cybersecurity, operational and technological risks, harmful content, accuracy, bias and discrimination, any of which could affect our further development, adoption, and use of AI, and may cause us to incur additional research and development costs to resolve such issues. In addition, the introduction of AI technologies into new or existing products may result in new or enhanced governmental or regulatory scrutiny, litigation, privacy, confidentiality or security risks, ethical concerns or other complications that could adversely affect our business, reputation or financial results.

AI is the subject of evolving review by various governmental and regulatory agencies around the globe, including the SEC and the FTC, and changes in laws, rules, directives and regulations governing the use of AI are evolving rapidly. For example, on October 30, 2023, the Biden administration issued an Executive Order to, among other things, establish extensive new standards for AI safety and security, and other jurisdictions may decide to adopt similar or more restrictive legislation that may render the use of such technologies challenging. Similarly, the intellectual property ownership and license rights, including copyright surrounding AI technologies, have not been fully addressed by U.S. courts or other federal or state laws or regulations, and the use or adoption of AI technologies in our products and services may subject us to copyright infringement or other intellectual property misappropriation claims. We may not always be able to anticipate how to respond to these frameworks and we may have to expend resources to adjust our tools, products or other offerings in certain jurisdictions if the legal frameworks on AI are not consistent across jurisdictions. Any inability to appropriately respond to this evolving landscape could result in legal liability, regulatory action or brand and reputational harm. Our reliance on AI could also pose ethical concerns and lead to a lack of human oversight and control. If we enable or offer solutions that draw controversy, or these new offerings do not work as we describe them to our customers, we may experience brand or reputational harm, competitive harm or legal liability. The rapid evolution of AI will require the application of resources to develop, test and maintain our products and services to help ensure that AI is implemented ethically in order to minimize unintended, harmful impacts. Further, AI technologies, including generative AI, may create content that appears correct but is factually inaccurate or flawed, or contains copyrighted or other protected material, and our customers or others may rely on or use this flawed content to their detriment. In addition, we face significant competition from other companies that are developing their own AI products and technologies. Our competitors may develop AI products and technologies that are similar or superior to our technologies or are more cost-effective to develop or deploy.

It is not possible to predict all of the risks related to the use of AI, and changes in laws, rules, directives and regulations governing AI may adversely affect our ability to develop and use AI or subject us to legal liability.

We will face significant competition for our Quantum/Hybrid products, which we expect will continue to intensify, and we may not be able to develop a competitive position or market share.

The market for our future products and services is highly fragmented and competitive, and we expect competition to increase in the future from our competitors. In addition, we will compete against the largest and most sophisticated companies in the world, who have nearly unlimited resources.  Even though Amazon Web Services has stopped accepting new customers, this could change at any time, and there is no assurance we can compete successfully against Amazon or similar companies.

Some of our current and potential competitors have greater resources, more brand recognition and consumer awareness, more diversified product offerings, greater international scope and larger customer bases than we do. Therefore, we may not be able to effectively compete with them.

Increased competition in our industry could result in lower sales, price reductions, reduced margins, loss of market share and increased marketing expenses. Furthermore, conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or market consolidation. New or existing competitors, or groups of competitors working cooperatively, may invent similar or superior products and technologies competing with our products and technology. The continued entry of competitors into the domain name registration and web-hosting markets, and the rapid growth of some competitors already in each market, may make it difficult for us to maintain our market position. Our ability to compete will depend upon our ability to provide a better product than our competitors at a competitive price and supported by superior customer care. We may be required to make substantial additional investments in research, development, marketing and sales in order to respond to competition, and there can be no assurance that these investments will achieve any returns for us or that we will be able to compete successfully in the future.

We have taken significant actions to support profitable growth. These actions may not succeed. If we do not effectively manage future growth, our operating results will be adversely affected.

We continue to work to increase the breadth and scope of our business, operations and our product offerings. To support future growth, we must continue to improve our information technology and financial infrastructure, operating and administrative systems and our ability to effectively manage headcount, capital and processes. We are likely to recognize the costs associated with these actions earlier than some of the anticipated benefits, and the return on these actions may be lower or may develop more slowly than we expect. If we do not achieve the benefits anticipated from these actions, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

We will incur expenses relating to our investments in international business and infrastructure, such as: (i) our offerings and marketing presence in India, Europe, Latin America, the Middle East and Africa, and Asia; (ii) our marketing to attract new customers in non-U.S. markets; and (iii) investments in software systems and additional data center resources to keep pace with the growth of our cloud infrastructure and cloud-based product offerings.

As we grow, our management, administrative, operational and financial infrastructure may be strained. The scalability and flexibility of our future infrastructure will depend on the functionality and bandwidth of our future data centers, peering sites and servers.

We will review and make enhancements as necessary to our future platforms and tools to support our growth. While we are engaged in this work, we may experience difficulties in managing our existing systems and processes, which could disrupt our operations, the management of our finances and the reporting of our financial results.

We may acquire other businesses or talent, which could require significant management attention, disrupt our business, dilute stockholder value and adversely affect our operating results.

As part of our business strategy, we may make acquisitions or investments in companies, talent, products, domain portfolios and technologies that we believe will complement or supplement our business and address the needs of our future customers, such as our acquisition of Node Nexus. We cannot ensure we will be able to successfully integrate the acquired products, talent and technology or achieve the revenue and expense synergies we expect as a result of these acquisitions. Even if we do successfully integrate acquired products, we may not successfully integrate the associated brands into our portfolio or may decide to modify, retire or change the direction of the associated brands, which could adversely affect our operating results. If we fail to properly evaluate, execute or integrate acquisitions or investments, the anticipated benefits may not be realized, we may be exposed to unknown or unanticipated liabilities and our business and growth prospects could be harmed. In addition, any future acquisitions we complete could be viewed negatively by our customers, investors or industry analysts.

We may have to pay cash, incur debt or issue equity securities to pay for future acquisitions, each of which could adversely affect our financial condition or the value of the Common Stock. Equity issuances in connection with potential future acquisitions may also result in dilution to our stockholders. In addition, our future operating results may be impacted by performance earn-outs, contingent bonuses or other deferred payments. Furthermore, acquisitions may involve contingent liabilities, adverse tax consequences, additional equity-based compensation expense, the recording and subsequent amortization of amounts related to certain purchased intangible assets and, if unsuccessful, impairment charges resulting from the write-off of goodwill or other intangible assets associated with the acquisition, any of which could negatively impact our future results of business. We may also face competition for acquisitions from larger competitors that may have more extensive financial resources, which may increase the cost or limit the availability of acquisitions.

We may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired company, including issues related to intellectual property, solution quality or architecture, privacy, data protection, information security practices, regulatory compliance practices, employment practices, customer or sales channels and integrations of prior acquisitions. We are also required to integrate, operate and manage an acquired company's security infrastructure, which may be particularly challenging when acquired businesses utilize heavily customized or outdated systems or if we face a loss of personnel of the acquired business. Challenges with acquired systems and/or the loss of personnel familiar with and responsible for such acquired systems could increase our vulnerability to network attacks, security incidents or similar events.

We may encounter difficulties assimilating or integrating the companies, solutions, technologies, accounting systems, personnel or operations we acquire, particularly if the key personnel are geographically dispersed or choose not to work for us once they are acquired. For example, in the future, we may enter into transition services agreements with a seller for the provision of support services to assist with the orderly integration of the business. We may never realize the benefits of these transition services agreements and may be unable to manage and coordinate the performance of personnel providing services to us under these agreements. Leaders and personnel at acquired companies may focus on achieving performance earn-outs or contingent payments rather than integrating with us. Additionally, we may not integrate an acquired company into our systems as planned, requiring us to depend on their legacy systems or a transition services agreement for longer than anticipated.

We may enter into new lines of business that offer new products and/or services, which may subject us to additional risks.

From time to time, we may enter into new lines of business that offer new products and/or services. Our lack of experience with or knowledge of new lines of business we choose to enter, as well as external factors, such as competitive alternatives, potential conflicts of interest, either real or perceived, and shifting market preferences, may impact our implementation and operation of such new lines of business. Other risks of implementing new lines of business include:

•potential diversion of management's attention, available cash and other resources from our existing business;

•any determination by governmental agencies that any acquisition we undertake is anticompetitive in any relevant market;

•unanticipated liabilities or contingencies;

•compliance with new or increased regulatory burdens;

•potential damage to existing customer relationships, lack of customer acceptance or inability to attract new customers; and

•the inability to compete effectively in the new line of business

Failure to successfully manage these risks in the implementation or acquisition of new lines of business or the offering of new products or services could have a material adverse effect on our reputation, business, results of operations and financial condition.

Operational Risks

We are exposed to the risk of system failures and capacity constraints.

In the future, we may experience system failures and outages disrupting the operation of our websites or our products, such as hosting or the availability of our customer care operations. Our future revenue will depend in large part on the volume of hosting to our future data centers, the number of customers whose data we host on our future servers and the availability of our future customer care operations. Accordingly, the performance, reliability and availability of our websites and servers for our future corporate operations and infrastructure, as well as in the delivery of our future products to customers, will be critical to our reputation and our ability to attract and retain customers. Any such system failure or outage could generate negative publicity, which could negatively impact our reputation and financial results.

We do not maintain property and business interruption insurance coverage adequate to compensate us fully for losses that may occur.

We may be subject to product liability claims, and insurance coverage could be inadequate or unavailable to cover these claims.

We do not presently carry liability insurance.  The use or misuse of our contemplated products and services could result in injury to third parties or the user. In such cases, we may be subject to liability claims arising from the design, manufacture, or sale of our products or other injuries. If these claims are decided against us, and we are found to be liable, we may be required to pay substantial damages. We have no insurance and as such, cannot assure you that our insurance coverage in the future, if obtained would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that we will be able to obtain insurance at a reasonable cost. Any material uninsured loss could have a material adverse effect on our financial condition, results of operations and cash flows. We may be subject to product liability claims arising from the design, manufacture, or sale of our products. If these claims are decided against us, and we are found to be liable, we may be required to pay substantial damages. We cannot assure you that our insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Any material uninsured loss could have a material adverse effect on our financial condition, results of operations and cash flows.  Our operations are subject to many hazards inherent in our industry. Our assets may experience physical damage as a result of an accident or natural disaster. These hazards can also cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, and suspension of operations. If we have uninsured claims, or insufficient insurance in the future to cover claims, our results of operations will be materially and negatively impacted.

We rely on third parties to perform certain key functions, and their failure to perform those functions could result in the interruption of our operations and systems and could result in significant costs and reputational damage to us.

We rely on third parties, and other parties with which those third parties contract, to perform certain technology, processing, servicing and support functions on our behalf, and may in the future choose to transition a function previously managed by us to such third parties. While we use various methods to manage the cybersecurity risk of using third parties to perform key functions, third parties we use are vulnerable to operational and technological disruptions, including from cybersecurity incidents, which may negatively impact our ability to provide services to our customers, operate our business and fulfill our financial reporting obligations. We may have limited remedies against these third parties in the event of service disruptions. If third parties are unable to perform these functions on our behalf because of service interruptions or extended outages, or because those services are no longer available on commercially reasonable terms, our expenses could increase and our customers' use of our products could be impaired until equivalent services, if available, are identified, obtained and implemented, all of which could adversely affect our business.

A network attack, a security breach or other cybersecurity incident could delay or interrupt service to our customers, harm our reputation, cause us to incur substantial costs, or subject us to significant liability.

We maintain an enterprise-wide cybersecurity program to manage the risks to our information systems from cybersecurity threats and incidents. Our operations depend on our ability to protect our information systems against interruption, a breach of confidentiality, or other damage from unauthorized entry, computer viruses, denial of service attacks and other security threats both within and beyond our control. These cybersecurity threats may arise from human error, fraud, or malice on the part of our employees, insiders, or third parties, or they may result from accidental technological failure. Any of these parties may also attempt to fraudulently induce employees, customers, or other third-party users of our systems to disclose sensitive information, wittingly or unwittingly, to gain access to our data or that of our customers or third parties with whom we interact.

As an operator of Internet infrastructure, the company may be frequently targeted and experience~~s~~ a high rate of attacks. These include the most sophisticated forms of attacks, such as advanced persistent threat attacks and zero-day threats. These forms of attacks include situations where the threat is not compiled or does not have detection signatures within our observation and threat indicators space until the moment it is launched. For example, we have experienced, and may experience in the future, distributed denial of service (DDoS) attacks aimed at disrupting service to our customers, attempts to place illegal or abusive content on our or our customers' websites, and other attacks on our systems by sophisticated threat actors. In addition, there has been an increase in the number of malicious software attacks in the technology industry generally, including newer strains of malware, ransomware and cryptocurrency mining software exploiting zero-day vulnerabilities in open-source and third-party software. Moreover, retaliatory acts by Russia in response to economic sanctions or other measures taken by the international community against Russia arising from the Russia-Ukraine military conflict could include an increased number or severity of cyber attacks from Russia or its allies. For example, we have seen an increasing number of cyber attacks from threat actor groups located in or leveraging systems, sites and infrastructure hosted in the Russian region to target attacks on our infrastructure. Our response to any such attacks may be insufficient to protect our network and systems, especially as attacks increase in size and nation-state actors use attacks against political and economic adversaries.

Social engineering efforts may compromise our personnel or those of our third-party vendors, leading to unauthorized access to information systems we have a responsibility to protect, which could lead to the unauthorized acquisition of information, the unavailability of our information systems (or information contained on those systems) or the compromise of customer accounts. Despite efforts to promote security awareness and training for our personnel and vendors, malicious actors are increasingly sophisticated and successful in their use of social engineering techniques. We have experienced, and may continue to experience, social engineering attempts, some of which have been successful, including by a persistent threat actor group, which, among other things, has attempted to transfer customer domain names and has targeted customer domains related to cryptocurrency. Recent advances in AI may increase the sophistication of these types of attacks; for example, as attackers are able to create more personalized and targeted communications using information derived from people’s relationships, online behavior and preferences. We have taken steps and continue to work to enhance our cybersecurity and resilience against social engineering, requiring additional engineering efforts and modifications to our technology architecture as well as the expenditure of time and additional cost. We cannot guarantee that our efforts will be successful or that future social engineering incidents will not cause financial, operational and/or reputational harm.

We cannot guarantee that our backup systems and regular data backups will be adequate to protect against the loss of our information or information of our customers and third parties. In addition, we cannot guarantee that our cybersecurity program, including our related security protocols, network protection mechanisms, cybersecurity awareness training, insider threat protection program, access controls, and other procedures and measures currently in place, or that may be in place in the future, will be adequate to prevent or remedy network and service interruptions, system failure, third-party operating systems and software vulnerabilities, damage to one or more of our systems, data loss, cybersecurity breaches or other cybersecurity incidents. Also, our products are cloud-based and we store our customers' data on our servers. Despite the implementation of cybersecurity measures, our information systems may be vulnerable to computer viruses, worms, other malicious software programs, social engineering attacks, insider threats, credential theft and related abuse, illegal or abusive content or similar disruptive problems caused by our customers, employees, consultants or other Internet users who attempt to invade or disrupt public and private data networks or to improperly access, use or obtain data.

A cybersecurity incident or any actual or perceived breach of our security could expose us to a risk of loss or litigation and possible liability and could subject us to regulatory or other government inquiries or investigations, which will require us to expend significant capital and other resources to remediate the breach, any of which would harm our business, financial condition and operating results.

Our business will involve the storage and transmission of confidential information. In addition, nearly all of our products will be cloud-based and we will process such data for our customers on our servers and servers used by our vendors and partners. We will take measures intended to protect the security, integrity and confidentiality of the personal information or other information, including payment card information, that we collect, store or transmit, but cannot guarantee that inadvertent or unauthorized use or disclosure of such information will not occur or that third parties, including nation-states and bad actors, or our personnel, or those of our vendors will not gain unauthorized or other malicious access to this information or systems where personal information is processed despite our preventative efforts or those of our vendors or partners.

If third parties succeed in penetrating our security measures or those of our vendors and partners or in otherwise accessing or obtaining without authorization the personal, sensitive or confidential information that we or our vendors and partners maintain, we could be subject to liability, loss of business, litigation, government investigations or other losses. Responding to such requests may be costly and time-consuming.

If we or our partners experience any breaches or sabotage of our security measures, or otherwise suffer unauthorized use or disclosure of, or access to, personal, sensitive or confidential information, including payment card information, we might be required to expend significant capital and resources to remediate these problems and protect against additional breaches or sabotage. We may not be able to remedy any problems caused by threat actors in a timely manner, or at all, due to, among other things, a lack of qualified personnel to handle such problems or the failure of our personnel to follow internal policies and procedures. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until after they are launched against a target, we and our vendors and partners may be unable to anticipate these techniques or to implement adequate preventative measures on a timely basis. Advances in computer capabilities, discoveries of new weaknesses, increased likelihood of nation-state cyber attacks (including retaliatory cyber attacks by Russia in response to economic sanctions resulting from the Russia-Ukraine military conflict), and other developments with software generally used by the Internet community, such as the Zenbleed and Downfall vulnerabilities, which exploit security flaws in processors manufactured by both AMD and Intel, continually evolving ransomware attacks, or developments related to vendor software also increase the risk that we, or our customers using our servers and services, will suffer a security breach. We or our partners may also suffer security breaches or unauthorized access to personal, sensitive or confidential information, including payment card information, due to employee error, rogue employee activity, unauthorized access by third parties acting with malicious intent or committing an inadvertent mistake, or social engineering. If a breach of our security or other cybersecurity incident occurs or is perceived to have occurred, the perception of the effectiveness of our security measures and our reputation could be harmed and we could lose current and potential customers.

Security breaches or other unauthorized access to personal, sensitive or confidential information could result in mandatory customer, regulator, contractual notifications, litigation, government investigations, adverse publicity, and claims against us which could result in a material adverse effect on our business, financial condition or reputation. We do not maintain cyber liability insurance coverage sufficient to cover certain liabilities in connection with a security breach or other security incident, and we cannot be certain that if we are able to obtain such insurance coverage, it will be adequate for liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms (if at all) or that any insurer will not deny coverage as to any future claim.

In addition, certain insurers have denied coverage if a nation-state is declared the sponsor or perpetrator of such security breach or incident. For example, following the U.S., the UK, Canadian and Australian governments' attribution of Russia for the NotPetya ransomware attack, Zurich American Insurance Co. denied Mondelez International, Inc.'s claim for damages from that attack, which resulted in litigation between Zurich and Mondelez that was eventually settled prior to trial. In January 2022, a court in New Jersey permitted Merck & Co. to recover under its cyber insurance policies for a NotPetya attack, leading to a settlement prior to trial that was publicly announced in January 2024. These examples suggest there continues to be uncertainty across the cyber insurance market regarding the availability of coverage for nation-state-led cyber attacks. The successful assertion of one or more large claims against us that exceed available insurance coverage, the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, or denials of coverage based on "act of war" or similar exclusions triggered by attribution of an attack to a nation-state, particularly given the heightened risk of cyber attacks due to the ongoing Russia-Ukraine military conflict, could have a material adverse effect on our business, including our financial condition, results of operations and reputation.

We plan to expend significant resources to protect against security breaches and other cybersecurity incidents. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of cloud-based products we offer and as we operate or expand our business into more countries.

Our future performance depends in part on the services and performance of our senior management, as well as our experienced and capable employees. If we are unable to attract, motivate, and retain our employees, our business could suffer.

We are highly dependent on our Chairman, Sean Michael Brehm, who leads our quantum computing efforts.  We do not have any other employees who have his unique skill set, and we do not believe we could easily replace him. We do not maintain key man life insurance for him.  Our future performance depends on the services and contributions of our chairman, other senior management and key employees to execute on our business plan and to identify and pursue new opportunities and product innovations. The loss of services of senior management or other key employees and the hiring of new senior leaders and key employees, especially in a competitive labor market, could significantly delay or prevent our achievement of strategic objectives, business plans and product development as we transition to new leaders and could adversely affect our business, financial condition and operating results.

Our future success and ability to innovate also depends, in part, on our ability to continue to hire, retain, manage and motivate highly skilled personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel or delays in hiring required personnel, may seriously harm our business, financial condition and operating results. We may need to invest significant amounts of cash and equity to retain our employees or attract new employees, and we may never realize returns on these investments. Historically, equity awards have been a key component of our employee compensation program, and as a result, any decline in the price of the Common Stock (directly or relative to the stock price of other companies with which we compete for talent) may adversely impact our ability to retain employees or to attract new employees.

Financial Risks

We have a very limited operating history and are subject to the risks encountered by early-stage companies.

Because our new business has a limited operating history within our operations, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets.

We have negative income from operations for the years ended December 31, 2022 and December 31, 2023 and the six month period ended June 30, 2024 and may have negative income and losses in the future.

We incurred a net negative income of $ (215,387) for the year ended December 31, 2022, a net negative income of $ (240,988) for the year ended December 31, 2023 and a net negative income of $ (265,596) for the six months ended June 30, 2024. Additionally, even though we acquired Node Nexus in August of 2024, it has limited assets and losses since inception. We have no current source of revenue and are a developmental state company. Accordingly, before investing in the Common Stock, you should consider the challenges, expenses and difficulties that we will face as a company with a new business plan, negative income from operations and whether we will become profitable in the future.  You should not purchase the Common Stock unless you can afford a total loss of your investment.

If we are unable to generate sufficient revenues for our operating expenses, we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our revenues will be negatively impacted.

We incurred a net loss of $ (240,988) for the year ended December 31, 2022, a net loss of $ (215,387) for the year ended December 31, 2023 and a net loss of $(814,885) for the six months ended June 30, 2024. We had revenues of $98,323 for the year ended December 31, 2022, $0 for the year ended December 31, 2023 and $0 for the six months ended June 30, 2024.

Our operating expenses are presently approximately $250,000 per month or $3,000,000 annually.  As of August 25, 2024, we had cash on hand of approximately $491,657.97 for our operational needs, which is sufficient to pay our operating expenses for approximately 2 months. We will require approximately $250,000 per month or $3,000,000 over the next 12 months to meet our operational costs, which consist of sales and marketing, data, technology, and software maintenance, depreciation and amortization, salaries, professional fees, colocation services, rent and other general and administrative expenses.

Until we generate material operating revenues to meet our expenses, we require additional debt or equity funding to finance our operating costs. We intend to raise additional funds from an offering of our securities in the future; however, this may never occur, or if it occurs, we may be unable to raise the required funding. We do not have any plans or specific agreements for new sources of funding, and we have no agreements for financing in place.

We expect to incur substantial expenses to meet our reporting obligations as a public company.

We estimate that it will cost at least approximately $250,000 annually to maintain the proper legal, management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

Our quarterly and annual operating results may be adversely affected due to a variety of factors, which could make our future results difficult to predict and could cause our operating results to fall below investor or analyst expectations.

Our quarterly and annual operating results and key metrics have varied from period to period in the past and may fluctuate in the future as a result of a number of factors, many of which are outside of our control, including, among other things:

•our ability to attract new customers and retain existing customers;

•the timing and success of introductions of new products;

•changes in the growth rate of small businesses and ventures;

•changes in renewal rates for our subscriptions and our ability to sell additional products to existing customers;

•the timing of revenue recognition relative to the recording of the related expense;

•any negative publicity or other actions which harm our brand;

•the timing of our marketing expenditures;

•our ability to expand internationally;

•changes in foreign currency exchange rates;

•rapid technological change, frequent new product introductions and evolving industry standards; •our ability to implement new financial and other administrative systems;

•actual or perceived cybersecurity incidents;

•systems, data center and Internet failures, breaches and service interruptions;

•actions by foreign governments that reduce access to the Internet for their citizens;

•changes in U.S. or foreign regulations, such as the CCPA and GDPR, that could impact one or more of our product offerings or changes to regulatory bodies, as well as increased regulation by governments or multi-governmental organizations, such as the International Telecommunications Union, a specialized agency of the United Nations or the E.U., that could affect our business and our industry;

•shortcomings in, or misinterpretations of, our metrics and data, which cause us to fail to anticipate or identify market trends;

•costs and integration issues associated with acquisitions we may make;

•changes in legislation affecting our collection of indirect taxes both in the U.S. and in foreign jurisdictions;

•changes in legislation affecting exposure to liability resulting from actions of our customers

•macroeconomic conditions and the related impact on the worldwide economy, including the effects of inflation, deflation, or recession, or other adverse economic conditions;

•threatened or actual litigation; and

•loss of key employees.

Any one of the factors above, or the cumulative effect of some of the factors referred to above, may result in significant fluctuations in our quarterly or annual operating results, including fluctuations in our key financial and operating metrics, our ability to forecast those results and our ability to achieve those forecasts.

We may never be profitable.

We have never made a profit or ever derived any significant revenue.  We may never do so, which would result in a total loss of investment.

We may need additional equity, debt or other financing in the future, which we may not be able to obtain on acceptable terms, or at all, and any additional financing may result in restrictions on our operations or substantial dilution to our stockholders.

We will need to raise funds in the future, for example, to develop new technologies, expand our business, respond to competitive pressures and make acquisitions or other strategic arrangements. We are trying to raise additional funds through public or private financings, strategic relationships or other arrangements.

Our ability to obtain any financing will depend on a number of factors, such as market conditions, our operating performance, investor interest and our technological edge as perceived by the market.

If financing is not available, we may be required to reduce expenditures, including curtailing our growth strategies, forgoing acquisitions or reducing our product development efforts. If we succeed in raising additional funds through the issuance of equity or equity-linked securities, then existing stockholders could experience substantial dilution.

Unanticipated changes in effective tax rates or adverse outcomes resulting from the examination of our income or other tax returns could adversely affect our operating results and financial condition.

We are subject to income taxes in the U.S. and various foreign jurisdictions, and our domestic and international tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Significant judgment is required in determining our global provision for income taxes, deferred tax assets (DTAs) or liabilities (DTLs) and in evaluating our tax positions worldwide. While we believe our tax positions are consistent with the tax laws in the jurisdictions in which we conduct our business, it is possible these positions may be contested or overturned by jurisdictional tax authorities, which may have a significant impact on our global provision for income taxes. Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the laws are issued or applied.

Legal and Regulatory Risks

We are subject to complex global regulations of data security and privacy that could shut down our business.

The regulations governing data security and privacy are constantly changing and the penalties for violating such regulations could be high enough to cause our business to fail.

Risks Related to Cybersecurity, Privacy, and Regulatory Requirements

Cyber attacks, data breaches or other incidents may disrupt our operations, harm our operating results and financial condition, and damage our reputation or otherwise materially harm our business; and cyber attacks, data breaches or other incidents on our customers’ or third-party providers’ networks, or in cloud-based services provided to, by, or enabled by us, could result in claims of liability against us, give rise to legal and/or regulatory action, damage our reputation or otherwise materially harm our business.

We will experience cyber attacks and other attempts to gain unauthorized access to our future products, services, and IT environment on a regular basis, and we anticipate continuing to be subject to such attempts as cyber attacks become increasingly sophisticated and more difficult to predict and protect against. Despite our planned implementation of security measures, (i) our products and services, and (ii) the servers, data centers, and cloud-based solutions on which our and third-party data will be stored or processed (including servers, data centers and cloud-based solutions operated by third parties on which we rely) (collectively, our “IT environment”), will be vulnerable to cyber attacks, data breaches, malware, inadvertent error, disruptions, tampering or other theft or misuse, including by employees, contingent workers, malicious actors, or nation-states or their agents (which cyber attack or related activity may intensify during periods of diplomatic or armed conflict).

Further, a cyber attack or other incident could go undetected and persist in our environments for extended periods. Cyber-related events have caused, and in the future could result in, compromise to, or the disruption of access to, the operation of our products, services, and IT environment or those of our customers or third-party providers we rely on, or result in confidential information stored on our systems, our customers’ systems, or other third-party systems being improperly accessed, processed, disclosed now or in the future, or be lost or stolen.

We have not to date experienced a material event related to a cybersecurity matter; however, the occurrence of any such event in the future could subject us to liability to our customers, data subjects, suppliers, business partners, employees, and others, give rise to legal and/or regulatory action, could damage our reputation or could otherwise materially harm our business, any of which could have a material adverse effect on our business, operating results, and financial condition. Efforts to limit the ability of malicious actors to disrupt the operations of the Internet or undermine our own security efforts are costly to implement and may not be successful. Breaches of security in our customers’ or third-party providers’ networks, in third-party products we use, or in cloud-based services provided to, by, or enabled by us, regardless of whether the breach is attributable to a vulnerability in our products or services, or a failure to maintain the digital security infrastructure or security tools that protect the integrity of our products, services, and IT environment, could, in each case, result in claims of liability against us, damage our reputation or otherwise materially harm our business.

Vulnerabilities and critical security defects, prioritization decisions regarding remedying vulnerabilities or security defects, failure of third-party providers to remedy vulnerabilities or security defects, or customers not deploying security updates in a timely manner or deciding not to upgrade products, services or solutions could result in claims of liability against us, damage our reputation, or otherwise materially harm our business.

The products and services we will sell to customers, and our cloud-based solutions, inevitably will contain vulnerabilities or security defects that have not been remedied and cannot be disclosed without compromising security. We will also make prioritization decisions in determining which vulnerabilities or security defects to fix and the timing of these fixes. Customers may also need to test security updates before they can be deployed, which can delay implementation.

When future customers do not deploy security updates in a timely manner, or decide not to upgrade to the latest versions of our products, services or cloud-based solutions containing the security update, they may be left vulnerable. In addition, we will rely on third-party providers of software and cloud-based services on which our and third-party data will be stored or processed, and we cannot control the timing at which third-party providers remedy vulnerabilities, which could leave us vulnerable. Vulnerabilities and security defects, prioritization errors in remedying vulnerabilities or security defects, failure of third-party providers to remedy vulnerabilities or security defects, or customers not deploying security updates in a timely manner or deciding not to upgrade products, services or solutions could result in claims of liability against us, damage our reputation or otherwise materially harm our business.

Our actual or perceived failure to adequately protect personal data could result in claims of liability against us, damage our reputation or otherwise materially harm our business.

Global privacy and data protection-related laws and regulations are evolving, extensive, and complex. Compliance with these laws and regulations is difficult and costly. In addition, evolving legal requirements restricting or controlling the collection, processing, or cross-border transmission of data, including for regulation of cloud-based services, could materially affect our customers’ ability to use, and our ability to sell, our products and services. The interpretation and application of these laws in some instances is uncertain, and our legal and regulatory obligations are subject to frequent changes. For example, the European Union’s (“EU”) General Data Protection Regulation (“GDPR”) applies to our activities conducted from an establishment in the EU or related to products and services offered in the EU and imposes a range of compliance obligations regarding the handling of personal data. Additionally, we are subject to California’s Consumer Privacy Act and other laws, regulations and obligations that relate to the handling of personal data. Our actual or perceived failure to comply with applicable laws and regulations or other obligations relating to personal data, or to protect personal data from unauthorized access, use, or other processing, could subject us to liability to our customers, data subjects, suppliers, business partners, employees, and others, give rise to legal and/or regulatory action, could damage our reputation or could otherwise materially harm our business, any of which could have a material adverse effect on our business, operating results, and financial condition.

Our business, operating results and financial condition could be materially harmed by evolving regulatory uncertainty or obligations applicable to our products and services.

Changes in regulatory requirements applicable to the industries and sectors in which we operate, in the United States and in other countries, could materially affect the sales of our products and services. In particular, economic sanctions and changes to export and import control requirements have impacted and may continue to impact our ability to sell and support our products and services in certain jurisdictions. In addition, changes in telecommunications regulations could impact our service provider customers’ purchase of our products and services, and they could also impact sales of our own regulated offerings. Additional areas of uncertainty that could impact sales of our products and services include laws, regulations, or customer procurement requirements related to encryption technology, data, artificial intelligence, privacy, cybersecurity, environmental sustainability (including climate change), human rights, product certification, product accessibility, country of origin, and national security controls applicable to our supply chain. Changes in regulatory requirements in any of these areas or our actual or perceived failure to comply with applicable laws and regulations or other obligations relating to these areas could have a material adverse effect on our business, operating results, and financial condition.

Legislation or other changes in U.S. tax law could adversely affect our business and financial condition.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us or holders of the Common Stock. In recent years, many changes have been made to applicable tax laws and changes are likely to continue to occur in the future.

For example, the Tax Cuts and Jobs Act, or the TCJA, was enacted in 2017 and made significant changes to corporate taxation, including the reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, the limitation of the tax deduction for net interest expense to 30% of adjusted taxable income (except for certain small businesses), the limitation of the deduction for net operating losses from taxable years beginning after December 31, 2017 to 80% of current year taxable income and the elimination of net operating loss carrybacks generated in taxable years ending after December 31, 2017 (though any such net operating losses may be carried forward indefinitely) and the modification or repeal of many business deductions and credits. In addition, on March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security Act” or the CARES Act, which included certain changes in tax law intended to stimulate the U.S. economy in light of the COVID-19 public health emergency, including temporary beneficial changes to the treatment of net operating losses, interest deductibility limitations and payroll tax matters.

It cannot be predicted whether, when, in what form or with what effective dates new tax laws may be enacted, or regulations and rulings may be enacted, promulgated or issued under existing or new tax laws, which could result in an increase in our or our shareholders’ tax liability or require changes in the manner in which we operate in order to minimize or mitigate any adverse effects of changes in tax law or in the interpretation thereof.

Risks Related to Owning the Common Stock

We have limited access to capital and are not required to maintain any minimum level of working capital reserves.

We are not required to maintain any minimum level of working capital reserves. To the extent that our expenses increase, or unanticipated expenses arise, and accumulated reserves are insufficient to meet such expenses, we would be required to obtain additional funds through raising equity capital and/or borrowing, if available. Due to our limited capitalization, there would be limited resources available to us in the event that we are unable to honor our financial commitments. Our ability to repay any indebtedness incurred in connection with our business will depend upon net revenues realized from our operations prior to the date such amounts become due. There can be no assurance that such net revenues, if any, or other financings can be received or accomplished at a time or on such terms and conditions as will permit us to repay the any indebtedness incurred in connection with our business. Financial market conditions in the future may affect the availability and cost of equity or debt financing. In the event that we are unable to raise sufficient equity capital, we would be required to obtain the necessary funds through additional borrowings, if available.

An investment in the Common Stock is highly illiquid. You may never be able to sell or otherwise dispose of the Common Stock.

Since there is only a limited public trading market for the Common Stock, you may never be able to liquidate your investment or otherwise dispose of the Common Stock should you desire to do so. As such, the Common Stock should only be purchased by investors with no need for liquidity who can afford a total loss of their investment without a change to their living conditions.

A decline in the price of the Common Stock could affect our ability to raise further working capital, which may adversely impact our ability to continue operations.

A decline in the price of the Common Stock could result in a reduction in the liquidity of the Common Stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of the Common Stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer and not be successful. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of the Common Stock, and we may be forced to go out of business.

The Common Stock is quoted on the OTC Markets quotation system, which may have an unfavorable impact on our stock price and liquidity.

The Common Stock is quoted on the OTC Markets electronic quotation system, which is a significantly more limited trading market than the NYSE MKT or The NASDAQ Stock Market. The quotation of our shares on the OTC Markets may result in a less liquid market available for existing and potential stockholders to trade shares of the Common Stock, could depress the trading price of the Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

An investment in our shares is highly speculative.

The shares of the Common Stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the Common Stock. Before purchasing any of the shares of Common Stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of the Common Stock could decline, and you may lose all or part of your investment.

Any market that develops in shares of the Common Stock will be subject to penny stock regulations and restrictions pertaining to low-priced stocks, which will create a lack of liquidity and make trading difficult or impossible.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for the Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•the basis on which the broker or dealer made the suitability determination, and

•that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stocks in public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of the Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements, which may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy the Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in the Common Stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.  Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on the Common Stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks can be negatively affected from patterns of fraud and abuse.

Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

An investment in the Common Stock is speculative, and there can be no assurance of any return on any such investment.

We have no reliable source of revenue and very limited assets. As such, an investment in the Common Stock is speculative, and there is no assurance that you will obtain any return on your investment. You will be subject to substantial risks involved in an investment in the Common Stock, including the risk of losing your entire investment. You should not invest in the Common Stock unless you are prepared to lose your entire investment without a change to their living conditions.

Future sales and issuances of the Common Stock will result in dilution of the percentage ownership of the Common Stock.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of which 67,699,516 shares are issued and outstanding as of August 29, 2024, 5,000,000 shares of preferred stock, of which 1,000,000 shares are designated at Series Quantum Preferred Stock of which 1,000,000 shares were issued and outstanding as of August 29, 2024. We will issue additional shares of our Common Stock or preferred stock only with the approval of our directors, without approval by our stockholders. Any preferred shares we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time to time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions superior to those of holders of the Common Stock. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans. We cannot guarantee that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time. We expect that significant additional capital will be needed in the future for our planned operations. To the extent we raise additional capital by issuing debt and/or equity securities, our stockholders may experience substantial dilution. We may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner that we determine from time to time. We may sell shares of the Common Stock at prices lower than the price that investors pay for the Common Stock without notice to investors. The future sale of the Common Stock could result in new investors gaining rights superior to other holders at lower prices.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation and/or bylaws contains provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders to the maximum extent permitted under Florida corporate law. We also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

Sean Michaeal Brehm, our Chairman of the Board of Directors, has significant influence over all matters submitted to a vote of our common stockholders and board of directors, which will make it difficult for our minority shareholders to have the ability to control any of our corporate actions.

Sean Michael Brehm, our Chairman of the Board of Directors holds 5,050,000 shares of Common Stock, 1,000,000 shares of our Series Quantum Preferred Stock and options to purchase 375,000 shares of Common Stock which have vested, giving him an aggregate of 45,425,000 votes.  As such, Mr. Brehm has the ability to significantly influence the outcome of all matters submitted to our stockholders and board of directors for approval, including the election and appointment of directors. His influence over our voting securities may make it difficult to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our Common Stock by potential investors and could have an anti-takeover effect.

Our officers and director may be subject to conflicts of interest Some of our officers and directors provide their services on a non-exclusive, part-time basis, and may therefore become subject to conflicts of interest resulting from their other activities.

Sean Michael Brehm, our Chairman of the Board of Directors, also devotes his working time to other business endeavors, which include serving as the Chairman and Chief Executive Officer of Crowd Point Technologies. Potential conflicts may arise between our Chairman’s responsibilities to us and those to his other ventures, including how much time he devotes to our affairs, as well as what business opportunities may be presented to him, which may arise in a conflict of interest between his interests in other entities and ventures and our interests. Mr. Brehm controls 41.829% of our outstanding voting shares.

Sean Michael Brehm, our Chairman of the Board of Directors, received 1,000,000 shares Series Quantum Preferred Stock in the Exchange and 5,050,000 shares of the Common Stock in a private placement and, as a result, holds 1,000,000 shares of Series Quantum Preferred Stock, with 40,000,000 total votes on all matters submitted to our shareholders for a vote and 5,050,000 shares of Common Stock, for a total of 45,050,000 votes on all matters submitted to our shareholders for a vote.  As such, Mr. Brehm has the ability to significantly influence the outcome of all matters submitted to our stockholders and board of directors for approval, including the election and appointment of directors. His influence over our voting securities may make it difficult to complete some corporate transactions without his support and may prevent a change in our control.

Sean Michael Brehm, our Chairman of the Board of Directors, applied for a trademark of the name “Node Nexus Network” under his name, as an individual. Mr. Brehm is under no contractual obligation to transfer the rights to that trademark to the Company, which creates a conflict of interest between his interest and the Company.

Currently, we have no policy in place to address such conflicts of interest. As a result, our business and results of operations could be materially adversely affected if our officers favor the interests of their interests in other corporations they control over our interests.

We have never paid dividends on the Common Stock and cannot guarantee that we will pay dividends to our stockholders in the future.

We have never paid dividends on the Common Stock. For the foreseeable future, we intend to retain our future earnings, if any, in order to reinvest in the development and implementation of our business and, therefore, do not intend to pay dividends on the Common Stock. However, in the future, our board of directors may declare dividends on the Common Stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our Board of directors deems relevant. Accordingly, investors may need to sell their shares of Common Stock to realize a return on their investment, and they may not be able to sell such Common Stock at or above the price paid for them. We cannot guarantee that we will pay dividends to our stockholders in the future.

Our share price may be volatile, and you may lose all or part of your investment.

The trading price of the Common Stock has in the past been, and is likely to continue to be, highly volatile and these fluctuations could cause you to lose all or part of your investment in the Common Stock. The reported high and low sales prices of the Common Stock have ranged from $0.023 to $5.15 per share during calendar 2024. Factors that may cause the market price of the Common Stock to fluctuate include:

•price and volume fluctuations in the overall stock market from time to time;

•significant volatility in the market price and trading volume of technology companies in general, and of companies in our industry;

•actual or anticipated changes in our results of operations or fluctuations in our operating results;

•whether our operating results meet the expectations of securities analysts or investors;

•failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates or ratings by any securities analysts who follow our company or our failure to meet the estimates or the expectations of investors;

•announcements of new products or technologies, commercial relationships, acquisitions or other events by us or our competitors;

•actual or anticipated developments in our competitors' businesses or the competitive landscape generally;

•actual or perceived privacy or cybersecurity incidents;

•litigation involving us, our industry or both; •regulatory developments in the U.S., foreign countries or both;

•general economic conditions and trends;

•the commencement or termination of any share repurchase program;

•new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•network or service outages, Internet disruptions, the availability of our service, security breaches or perceived security breaches and vulnerabilities;

•changes in accounting standards, policies, guidelines, interpretations or principles;

•sales of large blocks of our stock;

•departures of key personnel; or

•major catastrophic events, including those resulting from war, incidents of terrorism, outbreaks of pandemic diseases, such as COVID-19, or responses to these events

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of the Common Stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of the Common Stock might also decline in reaction to events affecting other companies in our industry even if these events do not directly affect us.

We currently do not intend to pay dividends on the Common Stock.

We have never declared or paid any dividends on the Common Stock, and we currently do not intend to pay dividends to the holders of the Common Stock. As a result, any capital appreciation in the price of the Common Stock may be your only source of gain on your investment in the Common Stock.

Risks Related to Our Management

Our future success depends, in part, on the performance and continued service of our Officers and Directors.

We presently depend to a great extent upon the experience, abilities and continued services of our management team, particularly Jenifer Osterwalder, our President, Chief Executive Officer and Director, and Sean Michael Brehm, our Chairman of the Board of Directors. The loss of our management team’s services could have a material adverse effect on our business, financial condition or results of operation. Failure to maintain our management team could prove disruptive to our daily operations, require a disproportionate number of resources and management attention and could have a material adverse effect on our business, financial condition and results of operations. We do not maintain key man insurance on any member of our management team.

We have no agreements with our officer and three of our directors have obligated themselves to provide us with services; as such, should we lose their services, they would be difficult to replace, and our financial condition would likely be negatively impacted.

We have no agreements with our President and Chief Executive Officer, Jenifer Osterwalder, and three of our directors, Sean Michael Brehm, Chad Landon McLeaming and Jonathan James Walton, which obligates them to work for us for any specific period of time. As such, they are under no obligation to continue to provide their services to us, and there is no assurance they will continue to provide services to us. Additionally, they are not obligated to dedicate any specific amount of time to our business and could work for other companies or our competitors in the future, which could harm our financial condition. Our future depends on the continued contribution of each of our current officers and directors, who were also our founders. Each of our officers and directors is critical to the management of our business and operations. Should we lose their services and are unable to replace their services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

The ability of Sean Michael Brehm, our Chairman of the Board of Directors, to significantly influence our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Sean Micheal Brehm, our Chairman of the Board of Directors, will have significant influence all decisions relating to the business, operations, and strategy without input from the investors in the Common Stock. Such decisions may include but are not limited to sources of capital, the appointment of other officers, managers, and vendors and whether to enter into material transactions with related parties. Because of his beneficial stock ownership of 42% of our voting securities, Sean Michael Brehm, our Chairman of the Board of Directors, will be in a position to have significant influence over the election of future members of our Board of Directors, deciding all matters requiring stockholder approval and determining our policies. The interests of Sean Michael Brehm, our Chairman of the Board of Directors, may differ from the interests of future shareholders with respect to the issuance of Common Stock, business transactions with or sales to other companies, selection of officers and directors and other business decisions.  The minority shareholders would have great difficulty overriding decisions made by Sean Michael Brehm, our Chairman of the Board of Directors. This level of control may also have an adverse impact on the market value of our Common Stock because our Chairman of the Board of Directors may institute or undertake transactions, policies or programs that result in losses or may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of Common Stock to significantly decrease our price per share. As such, our management has the ability to significantly influence the outcome of all matters submitted to our stockholders for approval, including the election of directors.  Our management’s significant control of our voting securities may make it impossible to complete some corporate transactions without its support and may prevent a change in our control.  In addition, this ownership could discourage the acquisition of our Common Stock by potential investors and could have an anti-takeover effect.

Further, our Board of Directors may issue our securities to parties or entities committed to supporting Sean Micheal Brehm, our Chairman of the Board of Directors and largest shareholder, and their interests, which may not be the same as the interests of other shareholders.  Our ability to issue additional securities without the approval of our shareholders to enhance existing management’s ability to maintain control of us.

Shareholders will have to rely on the members of our Board of Directors, who are not all independent, to make decisions concerning executive compensation and other matters.

We do not have a compensation committee or Board of Directors as a whole that is composed of independent directors. Because all of our directors are not independent, there is a potential conflict between their interests and those of our minority shareholders since our officers and directors will make decisions concerning their own compensation and other issues in which they may have an interest. Until we have independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting and, for certain issuers, an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or how costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future, and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations, and standards are or will be subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our Board of Directors and our principal executive officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

Our by-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection with any action, suit or proceeding to which they were made parties by reason of his or her being or having been one of our directors or officers. In the event that any of our officers or directors incurs any expenses, liability or loss resulting from any such action, suit or proceeding, we will be responsible for such expenses, liabilities, or losses, which could have a material adverse effect on our business and financial condition. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other Risks

Economic conditions in the U.S. and international economies may adversely impact our business and operating results.

General macro-economic conditions, such as higher interest rates, inflation in the cost of goods and services including labor, a recession or an economic slowdown in the U.S. or internationally, could adversely affect our operations as well as demand for our products and services, including our aftermarket and hosting services, which may make it difficult to accurately forecast and plan our future business activities. For example, U.S. and global markets have been experiencing volatility and disruption due to interest rate and inflation increases, such as higher inflation rates in the U.S., which rose in the second half of 2021 and have remained above the Federal Reserve's inflation target, as well as the continued escalation of geopolitical tensions, including those as a result of the conflicts between Russia and Ukraine and in the Middle East. We have experienced and continue to experience inflationary pressures in certain areas of our business. Although our business has not yet been materially negatively impacted by such inflationary pressures, we cannot be certain that neither we nor our customers will be materially impacted by continued pressures. To the extent conditions in the domestic and global economy change, our business could be harmed as current and potential customers may reduce or postpone spending, choose not to purchase or renew subscriptions to our products, or choose not to use certain of our other services, which they may consider discretionary. If our customers face decreased consumer demand, increased regulatory burdens or more limited access to international markets, we may face a decline in the demand for our products and services, and our operating results could be adversely impacted.

Uncertain and adverse economic conditions may also lead to a decline in the ability of our customers to use or access credit, including through credit cards, as well as increased refunds and chargebacks, any of which could adversely affect our business. In addition, changing economic conditions may adversely affect third parties with whom we have entered into relationships and upon which we depend in order to grow our business. As a result, we may be unable to continue to grow in the event of future economic slowdowns.

Reporting requirements for which we must comply may continue to increase our costs, become too time-consuming or could divert management's attention, which could adversely affect our business and operating results.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act) and the listing standards of the OTCQB. We expect the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources. In addition, complying with these rules and regulations may divert management's attention from other business concerns, which could adversely affect our business and operating results.

Increased scrutiny from investors, regulators and other stakeholders relating to environmental, social and governance issues could result in additional costs for us and may adversely impact our reputation.

Investors, regulators, customers, employees and other stakeholders are increasingly focused on environmental, social and governance (ESG) matters. If we fail, or are perceived to fail, to make progress or achievements, or to maintain ESG practices that meet evolving regulations and stakeholder expectations, or if we revise any of our ESG commitments, initiatives or goals, our reputation and our ability to attract and retain employees could be harmed, we may receive negative media attention and we may be negatively perceived by our investors or our customers. To the extent that our required and voluntary disclosures about ESG matters increase, we could also be questioned about the accuracy, adequacy, or completeness of such disclosures and our reputation could be negatively impacted. In addition, regulatory requirements with respect to climate change and other aspects of ESG may result in increased compliance requirements on our business and supply chain, and may increase our operating costs.

DESCRIPTION OF SECURITIES

The following is a summary of the material provisions of our certificate of incorporation and Bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

We are authorized to issue one-hundred million (100,000,000) shares of Common Stock, $0.0001 par value per share and five million shares (5,000,000) shares of preferred stock, par value of $0.0001 per share, the rights, designations, and preferences of which preferred shares shall be designated by the Board of Directors.

Common Stock

As of the date of this report, there are 67,699,516 shares of the Common Stock outstanding.

Voting

Each share of the Common Stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. A majority of the outstanding shares of the corporation entitled to vote, represented in a person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. Holders of more than fifty percent (50%) of the total voting rights on matters presented to the holders of the Common Stock can elect all of our directors, and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to the holders of the Common Stock is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

Any action required to be taken at any annual or special meeting of our stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Dividends

To date, we have paid no cash dividends on the Common Stock. Any future payment of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for the operation of our business.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all of our assets remaining after payment of liabilities and subject to the rights of the holders of the preferred stock, if any.

Absence of Other Rights or Assessments

Holders of the Common Stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Fully paid and non-assessable

All of our outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Under the terms of our amended articles of incorporation, our Board of Directors is authorized to issue 5,000,000 shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Of the 5,000,000 authorized shares of preferred stock, 1,000,000 shares are designated as Series Quantum Preferred Stock, of which there are 1,000,000 shares outstanding.

Voting

The shares of Series Quantum Preferred Stock vote on an as converted basis to the Common Stock, as such, each one (1) share of Series Quantum Preferred Stock has forty (40) votes on all matters submitted to our stockholders for a vote.

Liquidation Rights

The Series Quantum Preferred Stock has a 40 to 1 liquidation preference relative to the Common Stock.

Absence of Other Rights or Assessments

Each one (1) share of the Series Quantum Preferred Stock is convertible into forty (40) shares of our Common Stock by the holder or the Company provided that the Company has authorized common shares to effectuate such conversion.

Fully paid and non-assessable

All of our outstanding shares of Series Quantum Preferred Stock are fully paid and non-assessable.

Options

On June 12, 2024, the Company’s Board of Directors approved the grant of up to 6,750,000 options to our important contributors to the Company, including members of the Board of Directors, Officers and consultants, as follows:

•3,000,000 options to Sean Michael Brehm, member of the Board of Directors

•3,000,000 options to Jenifer Osterwalder, Officer and member of the Board of Directors

•500,000 options to Jeffery Chong, consultant

•100,000 options to Stephen Spalding, consultant

•75,000 options to Chad Landon McLeaming, member of the Board of Directors

•75,000 options to Jonathon James Walton, member of the Board of Directors

We valued each option at the fair market value price of $.43 per option.

On June 17, 2024, we executed an offer letter with Paul Breitenbach to serve as a member of our Board of Directors. Pursuant to the terms of the offer letter with Addendum also dated June 17, 2024, executed by and between the Company and Mr. Breitenbach, we granted Mr. Breitenbach of up to 30,000 options plus up to 8,000 additional refresh options per year to purchase shares of the Company’s Common Stock. We valued each option at the fair market value price of $0.57 per option.

On June 20, 2024, we executed an offer letter with Samson Lee to serve as a member of our Board of Directors. Pursuant to the terms of the offer letter with Addendum also dated June 20, 2024, executed by and between the Company and Mr. Lee, we granted Mr. Lee of up to 30,000 options plus up to 8,000 additional refresh options per year to purchase shares of the Company’s Common Stock. We valued each option at the fair market value price of $0.61 per option.

The following table summarized the options granted to our officers, directors and consultants described above:

Name	Grant Date	Options Granted	Vesting Date	Options Vested	Exercise Price
Sean Michael Brehm	June 12, 2024	Options to purchase 125,000 shares of Common Stock monthly or an aggregate of 3,000,000 shares of Common Stock over 4 years	125,000 options per month for 4 years unless Company milestones are met	375,000	$.43
Jenifer Osterwalder	June 12, 2024	Options to purchase 125,000 shares of Common Stock monthly or an aggregate of 3,000,000 shares of Common Stock over 4 years	125,000 options per month for 4 years unless Company milestones are met	375,000	$.43
Jeffery Chong	June 12, 2024	Options to purchase 10,417 shares of Common Stock monthly or an aggregate of 500,000 shares of Common Stock over 4 years	10,417 options per month for 4 years unless Company milestones are met	31,250	$.43
Stephen Spalding	June 12, 2024	Options to purchase 2,083 shares of Common Stock monthly or an aggregate of 100,000 shares of Common Stock over 4 years	2,083 options per month for 4 years unless Company milestones are met	6,250	$.43
Chad Landon McLeaming	June 12, 2024	Options to purchase 3,125 shares of Common Stock monthly or an aggregate of 75,000 shares of Common Stock over 4 years	3,125 options per month for 4 years unless Company milestones are met	9,375	$.43
Jonathon James Walton	June 12, 2024	Options to purchase 3,125 shares of Common Stock monthly or an aggregate of 75,000 shares of Common Stock over 4 years	3,125 options per month for 4 years unless Company milestones are met	9,375	$.43

Paul Breitenbach	June 17, 2024	Options to purchase 625 shares of Common Stock monthly or an aggregate of 30,000 shares of Common Stock over 4 years	625 options per month for 4 years unless Company milestones are met	1,875	$.57
Paul Breitenbach	June 17, 2024	Additional grants of 8,000 stock options each year	667 options per month for 4 years unless Company milestones are met	2,001	$.57

Samson Lee	June 20, 2024	Options to purchase 625 shares of Common Stock monthly or an aggregate of 30,000 shares of Common Stock over 4 years	625 options per month for 4 years unless Company milestones are met	1,875	$.61
Samson Lee	June 20, 2024	Additional grants of 8,000 stock options each year	667 options per month for 4 years unless Company milestones are met	2,001	$.61

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Parkway Suite 300 Las Vegas, NV 89119, and its telephone number is 702-361-3033.

DESCRIPTION OF PROPERTIES

We rent a virtual office located at 701 Fifth Avenue, Suite 4200, Seattle, Washington, 98104, under a month-to-month basis. We pay monthly rent of $375.00 for this location.

We occupy an office at The Iridium Building, Umm-Suqeim St, Al Barsha-1 P.O. Box #342044, Dubai, UEA and pay 1,667 United Arab Emirates Dirhams ($454 USD) monthly for this facility pursuant to a lease agreement with Smart Place Business Center that expires on April 8, 2025.

We believe that our current facilities are sufficient to meet our current and near-term needs and that, should it be needed, suitable additional space will be available.

LEGAL PROCEEDINGS

We are not currently party to any material legal matters or claims.

In the future, we may become party to legal matters and claims arising in the ordinary course of business. We cannot predict the outcome of any such legal matters or claims, and despite the potential outcomes, the existence thereof may have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Common Stock is quoted on the OTC Markets OTCQB under the symbol “FCCN”.

The following table sets forth the high and low bid prices for the Common Stock as reported each quarterly period within the last two years on the OTC Markets and as obtained from otcmarkets.com.  We were quoted on the OTC Markets Pink Sheets until June 17, 2024. We commenced quotation on the OTC Markets OTQB on June 17, 2024. The high and low prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

Quarter Ended	High*	Low*
March 31, 2024	$0.07	$0.023
June 30, 2024	$2.15	$0.048

Quarter Ended
March 31, 2023	$0.078	$0.055
June 30, 2023	$0.064	$0.050
September 30, 2023	$0.061	$0.051
December 31, 2023	$0.059	$0.045

Quarter Ended
September 30, 2022	$0.129	$0.027
December 31, 2022	$0.210	$0.028

STOCKHOLDERS

As of August 24, 2024, there were approximately one-hundred-six (106) holders of record of the Common Stock.

DIVIDENDS

From our inception, we have never declared or paid any cash dividends on shares of the Common Stock, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. The decision to declare any future cash dividends will depend upon our results of operations, financial condition, current and anticipated cash needs, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deem relevant. Although it is our intention to utilize all available funds for the development of our business, no restrictions are in place that would limit our ability to pay dividends. The payment of any future cash dividends will be at the sole discretion of our board of directors.

RECENT SALES OF UNREGISTERED SECURITIES

In the three years prior to the date hereof, we offered and sold the securities below.

During the year ended December 31, 2022, the Company sold 5,000,000 shares of the Common Stock to 5 shareholders, resulting in proceeds of $49,930.

On April 22, 2024, the Board of Directors approved a Private Placement Offering pursuant to Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) for up to 15,000,000 restricted shares of the Company’s Common Stock at a price of $0.01 per share, or an aggregate of $150,000.  The offering commenced on April 22, 2024 and was completed on May 9, 2024.  Pursuant to the offering, we sold 15,000,000 restricted shares of the Company’s Common Stock at a price of $.01 per share, or an aggregate of $150,000 to 5 non-U.S. investors.

On April 22, 2024, we issued 68,311 restricted shares of Common Stock to Jenifer Osterwalder, our President, Chief Executive Officer and Director, as repayment of $6,148 in expenses owed to her.

On April 25, 2024, we repaid $81,950 in debt owed to Sky Data PPL by issuing to Sky 3,563,043 restricted shares of the Common Stock. The shares were issued pursuant to Rule 506(b) of Regulation D of the Securities Act.

On April 26, 2024, we entered into a consulting contract with Scandere OU (Estonia) (“Scandere”). As payment for its services, Scandere received 2,000,000 restricted shares of the Company’s Common Stock, valued at $46,000 based upon the closing price of the Company’s Common Stock on the date of the agreement.

On April 25, 2024, the Company issued 3,563,043 shares of Common Stock in satisfaction of $81,950 in advances. The fair market value of the Common Stock was $347,040 based on the Company’s closing stock price of $.0974 on such date, resulting in an extinguishment of debt of $265,090.

On June 12, 2024, the Company’s Board of Directors approved the grant of up to 6,750,000 options to our important contributors to the Company, including members of the Board of Directors, Officers and consultants, as follows:

•3,000,000 options to Sean Michael Brehm, member of the Board of Directors

•3,000,000 options to Jenifer Osterwalder, Officer and member of the Board of Directors

•500,000 options to Jeffery Chong, consultant

•100,000 options to Stephen Spalding, consultant

•75,000 options to Chad Landon McLeaming, member of the Board of Directors

•75,000 options to Jonathon James Walton, member of the Board of Directors

We valued each option at the fair market value price of $.43 per option.

On June 17, 2024, we executed an offer letter with Paul Breitenbach to serve as a member of our Board of Directors. Pursuant to the terms of the offer letter with Addendum also dated June 17, 2024, executed by and between the Company and Mr. Breitenbach, we granted Mr. Breitenbach of up to 30,000 options plus up to 8,000 additional refresh options per year to purchase shares of the Company’s Common Stock. We valued each option at the fair market value price of $0.57 per option.

On June 20, 2024, we executed an offer letter with Samson Lee to serve as a member of our Board of Directors. Pursuant to the terms of the offer letter with Addendum also dated June 20, 2024, executed by and between the Company and Mr. Lee, we granted Mr. Lee of up to 30,000 options plus up to 8,000 additional refresh options per year to purchase shares of the Company’s Common Stock. We valued each option at the fair market value price of $0.61 per option.

On August 15, 2024, we issued 5,050,000 shares of the Common Stock to Sean Michael Brehm, our Chairman of the Board of Directors, pursuant to a private placement offering through which we sold Mr. Brehm shares of the Common Stock at a price of $0.20 per share for an aggregate of $1,010,000.

On August 22, 2024, we issued 40,000,000 shares of the Common Stock to Sean Michael Brehm, our Chairman of the Board of Directors, pursuant to the closing of an exchange agreement between the Company and Node Nexus, for which Mr. Brehm was the sole shareholder.

On August 28, 2024, we executed a second amendment to the Exchange Agreement whereby we agreed to issue 1,000,000 shares of Series Quantum preferred stock in lieu of the 40,000,000 common shares provided for under the Exchange agreement as previously amended.  Each one (1) share of the Series Quantum Preferred Stock is convertible into forty (40) shares of our Common Stock by the holder or the Company provided that the holder has held the Series Quantum Preferred Stock for at least 12 months and the Company has authorized common shares to effectuate such conversion.

On August 29, 2024, the Exchange Agreement as amended was fully performed and the shares in Node Nexus were delivered to the Company.

None of the transactions involved any underwriters, underwriting discounts or commissions, or any public offering.  We believe that the above issuances of Common Stock were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder). The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The sales of these securities were made without any general solicitation or advertising.

Issuer Purchases of Equity Securities

None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AN ACCOUNTING FINANCIAL DISCLOSURE

Not applicable.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our most recent fiscal quarter that materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND CORPORATE GOVERNANCE; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The following table sets forth the name, age, and position of our executive officers and directors as of the date of this report. Our board of directors was elected and will serve until their successor is duly elected and qualified or until their earlier resignation.

Name	Age	Position
Sean Michael Brehm	58	Chairman of the Board of Directors
Jenifer Osterwalder	60	President, Chief Executive Officer and Director
Chad Landon McLeaming	49	Director
Jonathon James Walton	38	Director
Samson Lee	54	Director
Paul Breitenbach	50	Director

Sean Michael Brehm, Chairman of the Board of Director

Since June 6, 2024, our Board of Directors appointed Sean Michael Brehm as the Chairman of its Board of Directors.  Sean Michael Brehm was appointed as our director on May 13, 2024. Sean Michael Brehm’s career encompasses Chairman and CEO of Crowd Point Technologies and the Chairman of Node Nexus Network and previous roles as the Founder and CEO of Cyber Security, and Big Data Analytic and AI. In these roles, he has worked with the U.S. Department of Defense and other commercial customers developing and enhancing cyber security measures and AI and big data platforms.

Sean Michael Brehm, our Chairman of the Board of Directors, donates approximately 200 hours per month to our business.

Jenifer Osterwalder, President, Chief Executive Officer and Director

Jenifer Osterwalder has served as our Chief Executive Officer, President, Treasurer, and director since March 7, 2005. Previously, from January 2005 to March 2005, Ms. Osterwalder served as President, Chief Executive Officer, Treasurer, Secretary and as a director of FUSA Technology Investments Corp. From January 2000 to January 2005, she served as a consultant investment banker to Five Seas Securities, Ltd., a securities firm in British Columbia, Canada. From August 2004 to December 2004, Ms. Osterwalder served as a consultant Manager to International Conference Services, Ltd., a conference and destination management firm in British Columbia, Canada. From January 2003 to December 2003, she served as a consultant Investment Liaison and Marketing Director for Terrikon Corporation in British Columbia, Canada. Ms. Osterwalder received her Bachelor of Science in Business Administration in marketing and logistics from Ohio State University.

Jennifer Osterwalder, our Chief Executive Officer, President and Director donates approximately 200 hours per month to our business.

Chad Landon McLeaming, Director

Chad Landon McLeaming was appointed as a member of our Board of Directors on April 19, 2024.  Mr. McLeaming is a consultant and strategic advisor who specializes in assisting companies with navigating the public markets and raising capital. Since January 2017, Chad McLeaming has been the Chief Executive Officer of CLMC Consulting.

Chad Landon McLeaming, our Director, donates approximately 2 hours per month to our business.

Jonathon James Walton, Director

Jonathon James Walton was appointed as a member of our Board of Directors on April 19, 2024. Mr. Walton’s career encompasses developing and assisting businesses in a variety of industries, including beverage alcohol, pharmaceutical, automotive, electric vehicle, and for-profit medical M & A professional practice.  Since February 2018, Mr. Walton has been the Partner/General Manager/Sales Representative of MBC Brokerage Ltd.

Jonathon James Walton earned a Bachelor of Science in Biology from Brock University in 2008 and a Post Graduate certificate - CCOVI from Brock University in 2009.

Jonathon James Walton, our Director, donates approximately 2 hours per month to our business.

Samson Lee, Director

Samson Lee was appointed as a member of our Board of Directors on June 20, 2024.  Since January 2017, Mr. Lee has been the founder and Chief Executive Officer of Coinstreet, a TechFin service and solution provider located in Hong Kong. Since February 2022, Mr. Lee has been the founder and Chief Executive Officer of CSpro.io, a Hong Kong SFC-licensed corporation specializing in asset tokenization, issuance, and distribution of security tokens.  Since February 2022, Mr. Lee has been the founder and Chief Executive Officer of iSHANG, a Hong Kong-based gateway for mainstream brands and enterprises to enter into web3 market by launching NFT campaigns and vertical NFT applications. Since April 2022, Mr. Lee has been the co-founder and co-chairman of the Hong Kong Web3 Association, a non-profit organization focused on the web3 community in Hong Kong. Since February 2018, Mr. Lee has been the co-chairman of the Asia Pacific Digital Economy Institute in Hong Kong, which aims to create a center of excellence, leadership, and partnership to incubate new thinking and innovation in practice; advance thought-leadership; generate new growth opportunities; enhance the competitiveness and productivity of business; and cultivate talents to accelerate the digital economy.

Mr. Lee earned a Bachelor of Commerce, Economics and Management from the University of Toronto - Rotman School of Management in 1993, completed the Executive Program, Internet Marketing at the University of British Columbia in 2000, earned a Master of Business Administration, China Business from HKUST Business School in 2003 and earned a Master of Science (MS), Telecommunications and Networking from the Hong Kong University of Science and Technology in 2003.

Samson Lee, our Director, donates approximately 2 hours per month to our business.

Paul Breitenbach, Director

Paul Breitenbach was appointed as a member of our Board of Directors on June 17, 2024. Since 2010, Mr. Breitenbach has served as the founder and Chief Executive Officer of r4 Technologies, an IT services and consulting company located in Ridgefield, Connecticut that is pioneering cross-enterprise AI. From 1997 to 2017, Mr. Breitenbach served as the Chief Marketing Officer for Walker Digital, a research and development lab located in Stamford, Connecticut that specializes in creating applications and business solutions that work with large-scale networks. From 2001 to 2002, Mr. Breitenbach served as the Chief Marketing Officer of Skillgames. From 1996 to 2000, Mr. Breitenbach was the Chief Marketing Officer and co-founder of priceline.com. From 1995 to 1997, Mr. Breitenbach served as the Vice President of CUC International.

Mr. Breitenbach earned a Bachelor of Arts in Sociology from Cornell University in 1992 and a Master of Business Administration from Cornell Johnson Graduate School of Management in 1995.

Paul Breitenbach, our Director, donates approximately 2 hours per month to our business.

FAMILY RELATIONSHIPS

There are no family relationships, by blood or marriage, among any of our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, none of our directors, executive officers and control persons have been involved in any of the following events:

•any bankruptcy petition filed by or against any business of which such person was an executive officer either at the time of the bankruptcy or within two years prior to that time;

•any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

BOARD OF DIRECTORS COMMITTEES

As of the date of this report, we have no standing committees and our entire board of directors serves as our audit, compensation and nominating committees. However, we intend to appoint an audit, a compensation and a nominating committee of our board of directors.

During the last two fiscal years, there have been no material changes to the procedures by which our security holders may recommend nominees to our board of directors.

CODE OF ETHICS

We currently do not have a Code of Ethics, but we plan to adopt one as we develop our business.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation awarded to, earned by, or paid to our Chief Executive Officer during each of the last two completed years. No other individuals are employed by us or have earned a total annual salary and bonus in excess of $100,000 during any of the two years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Inceptive Plan Compensation	Nonqualified Deferred Compensation Earning	All Other Compensation	Total
Jenifer Osterwalder,	2023	$144,000	-	-	-	-	-	-	$144,000
President and Chief Executive Officer	2022	$144,000	-	-	-	-	-	-	$144,000
Stephen Spalding,	2023	-	-	-	-	-	-	-	-
Interim Chief Financial Officer (1)	2022	-	-	-	-	-	-	-	-

(1)Stephen Spalding resigned as our Interim Chief Financial Officer on April 19, 2024.

EMPLOYMENT AGREEMENTS

Jenifer Osterwalder, our President and Chief Executive Offer does not currently have an employment agreement; however, we pay Ms. Osterwalder $12,000 a month beginning January 1, 2020 for services rendered. As of December 31, 2023 and 2022, amounts due to Ms. Osterwalder for accrued compensation were $288,000 and $144,000, respectively. On March 16, 2022, we issued to Ms. Osterwalder a promissory note in the amount of $1,054,653 for accrued salary of $1,054,653 due to Ms. Osterwalder as of December 31, 2021.  On March 16, 2022, the Board of Directors approved a resolution to convert the accrued salary of $1,054,653 owed to Ms. Osterwalder through December 31, 2021 into 210,930,660 shares of the Common Stock. As of the date of this report, we have no employment agreements in place with any of our other executive officers, directors or employees.

On June 12, 2024, the Company’s Board of Directors approved the grant of up to 6,750,000 options to our important contributors to the Company, including members of the Board of Directors, Officers and consultants, as follows:

•3,000,000 options to Sean Michael Brehm, member of the Board of Directors

•3,000,000 options to Jenifer Osterwalder, Officer and member of the Board of Directors

•500,000 options to Jeffery Chong, consultant

•100,000 options to Stephen Spalding, consultant

•75,000 options to Chad Landon McLeaming, member of the Board of Directors

•75,000 options to Jonathon James Walton, member of the Board of Directors

We valued each option at the fair market value price of $.43 per option.

On June 17, 2024, we executed an offer letter with Paul Breitenbach to serve as a member of our Board of Directors. Pursuant to the terms of the offer letter with Addendum also dated June 17, 2024, executed by and between the Company and Mr. Breitenbach, we granted Mr. Breitenbach of up to 30,000 options plus up to 8,000 additional refresh options per year to purchase shares of the Company’s Common Stock. We valued each option at the fair market value price of $0.57 per option.

In addition to the options described above: ·

•Mr. Breitenbach will receive the following cash compensation:

oYear 1: $25,000, paid quarterly ($6,250 per quarter)

oYear 2 onwards: $50,000, paid quarterly ($12,500 per quarter)

o$2,000 per board meeting attended

•Mr. Breitenbach will serve a term of four (4) years.

•Mr. Breitenbach may be terminated for any or no reason,

•Mr. Breitenbach may also terminate his membership on the Board for any or no reason by delivering written notice of resignation to the Company,

•If Mr. Breitenbach delivers his resignation, and the Board has not acted on his written notice within thirty days from its date of delivery, then the resignation shall upon the tenth day be deemed accepted by the Board.

•Mr. Breitenbach’s compensation will terminate subject to the Company’s obligations to pay him any cash compensation (or equivalent value in common shares of the Company) that he has already earned and to reimburse him for approved expenses.

On June 20, 2024, we executed an offer letter with Samson Lee to serve as a member of our Board of Directors. Pursuant to the terms of the offer letter with Addendum also dated June 20, 2024, executed by and between the Company and Mr. Lee, we granted Mr. Lee of up to 30,000 options plus up to 8,000 additional refresh options per year to purchase shares of the Company’s Common Stock. We valued each Option at the fair market value price of $0.61 per option.

In addition to the options described above:

•Mr. Lee will receive the following cash compensation:

oYear 1: $25,000, paid quarterly ($6,250 per quarter)

oYear 2 onwards: $50,000, paid quarterly ($12,500 per quarter)

o$2,000 per board meeting attended

•Mr. Lee will serve a term of four (4) years.

•Mr. Lee may be terminated for any or no reason,

•Mr. Lee may also terminate his membership on the Board for any or no reason by delivering written notice of resignation to the Company,

•If Mr. Lee deliver his resignation, and the Board has not acted on such written notice within thirty days from its date of delivery, then his resignation shall upon the tenth day be deemed accepted by the Board. ·Mr. Lee’s compensation will terminate subject to the Company’s obligations to pay him any cash compensation (or equivalent value in common shares of the Company) that he has already earned and to reimburse him for approved expenses.

OUTSTANDING EQUITY AWARDS AT YEAR END

There were no outstanding option equity awards at our year ended 12/31/2024.

COMPENSATION OF DIRECTORS

Pursuant to authority granted under Article II, Section 2.16 of our bylaws, directors are entitled to such compensation as our board of directors shall, from time to time, determine. The following table sets forth the compensation of our directors for the year ended December 31, 2023:

Name	Fees Earned or Paid in	Stock Awards	Option Awards	Non-Equity Inceptive Plan Compensation	Nonqualified Deferred Compensation Earning	All Other Compensation	Total
Jenifer Osterwalder	-	-	-	-	-	-	-
Stephen Spalding (1)	-	-	-	-	-	-	-

(1)Stephen Spalding resigned as a member of our Board of Directors on April 19, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership of Common Stock as of August 29, 2024, following the consummation of the Exchange Agreement and related or concurrent transactions by (i) each person known by us to be the beneficial owner of more than 5% of the Common Stock; (ii) each of our directors and executive officers; and (iii) all of our directors and executive officers as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises control or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within sixty (60) days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised only by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing, the percentage of outstanding shares of the Common Stock held by each person or group of persons named above, any shares that such person or persons have the right to acquire within sixty (60) days of the Closing Date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. The address of each person listed is care of Spectral Capital Corporation., 701 Fifth Avenue, Suite 4200, Seattle, Washington, 98104.

Name and Title of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of the Class (2)
Sean Michael Brehm, Chairman (3)	Common	45,675,000	41.829%
Jenifer Osterwalder, President, Chief Executive Officer and Director (4)	Common	694,371	<1%
Chad Landon McLeaming, Director (5)	Common	158,001	<1%
Jonathon James Walton, Director (6)	Common	15,625	<1%
Samson Lee, Director (7)	Common	6,458	<1%
Paul Breitenbach, Director (8)	Common	6,458	<1%
All Officers & Directors as a Group (6 persons)	Common	46,555,913	42.71%
Decus Pro Ou (9)	Common	26,232,186	24.36%

(1)The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

(2)Based on 67,699,516 shares of Common Stock and 1,000,000 shares of Series Quantum Preferred Stock outstanding as August 29, 2024.

(3)Each share of Common Stock entitles the holder to one (1) vote per share on all matters submitted to a vote of our shareholders. Each share of Series Quantum Preferred Stock entitles the holder to forty (40) votes per share on all matters submitted to a vote as of August 29, 2024

(4)Based upon 107,699,516 total votes as of August 29, 2024

(5)The amount reflected includes 5,050,000 shares of Common Stock owned directly by Sean Michael Brehm received on August 15, 2024 in exchange for a cash payment of $1,010,000, 1,000,000 shares of Series Quantum Preferred Stock owned directly by Sean Michael Brehm, received on August 22, 2024 in exchange for 100% ownership of the securities of Node Nexus Network Co LLC, and options to purchase 625,000 shares of Common Stock at $.43 per share (which were vested or will vest in the 60 days following the date of this report).

(6)  The amount reflected includes 69,371 shares of Common Stock owned directly by Jenifer Osterwalder and options to purchase 625,000 shares of Common Stock at $.43 per share (which have vested or will vest in the 60 days following the date of this report).

(7)The amount reflected includes 142,376 shares of Common Stock directly owned by Chad Landon McLeaming, purchased on the open market between March 28, 2024 and July 11, 2024 at prices between $.28 and $4.79, and options to purchase 15,625 shares of Common Stock at $.43 per share (which have vested or will vest in the 60 days following the date of this report).

(8)The amount reflected includes 0 shares of Common Stock directly owned by Jonathon James Walton and options to purchase 15,625 shares of Common Stock at $.43 per share (which have vested or will vest in the 60 days following the date of this report).

(9)The amount reflected includes 0 shares of Common Stock directly owned by Samson Lee and options to purchase 6,458 shares of Common Stock at $.61 per share (which have vested or will vest in the 60 days following the date of this report).

(10)The amount reflected includes 0 shares of Common Stock directly owned by Paul Breitenbach and options to purchase 6,458 shares of Common Stock at $.57 per share (which have vested or will vest in the 60 days following the date of this report).

(11)Boriss Aleksandrov has voting control of the common shares held by Decus Pro Ou.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information with respect to compensation plans under which our equity securities are authorized for issuance as of the end of the year ended December 31, 2023:

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders
Total

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

Jenifer Osterwalder, our President, Chief Executive Officer and director, charges the Company $12,000 per month beginning January 1, 2020 for services rendered. The total amounts expended in the Company’s consolidated financial statements in connection with Ms. Osterwalder’s services was $144,000 for each of the years ended December 31, 2023 and 2022. As of December 31, 2023 and 2022, amounts due to Ms. Osterwalder related to accrued salaries were $288,000 and $144,000, respectively. On March 16, 2022, we issued to Ms. Osterwalder a promissory note in the amount of $1,054,653 for accrued salary of $1,054,653 due to Ms. Osterwalder as of December 31, 2021. On March 16, 2022, the Board of Directors approved a resolution to convert the accrued salary of $1,054,653 owed to Ms. Osterwalder through December 31, 2021 into 210,930,660 shares of the Common Stock. During March 2022, Ms. Osterwalder subsequently sold the 210,930,660 shares of Common Stock to Decus Pro OU in a private transaction for a total purchase price of $18,910.

From time to time, due to the limited cash flow available, Ms. Osterwalder pays certain operating expenditures on behalf of the Company. These advances bear no interest and are due on demand. As of December 31, 2023 and 2022, Ms. Osterwalder was due $6,150 and $5,500 in connection with these advances, respectively. On March 16, 2022, we issued to Ms. Osterwalder a promissory note in the amount of $206,956 in connection with these cash advances due to Ms. Osterwalder as of December 31, 2021. On March 20, 2022, Ms. Osterwalder assigned the promissory note to Decus Pro OU in a private transaction for a total purchase price of $10,348.

On June 12, 2024, the Company’s Board of Directors approved the grant of up to 6,150,000 options to our officers and directors as follows:

•3,000,000 options to Sean Michael Brehm

•3,000,000 options to Jenifer Osterwalder

•75,000 options to Chad Landon McLeaming

•75,000 options to Jonathon James Walton

We valued each option at the fair market value price of $.43 per option.

On June 17, 2024, we executed an offer letter with Paul Breitenbach to serve as a member of our Board of Directors. Pursuant to the terms of the offer letter with Addendum also dated June 17, 2024, executed by and between the Company and Mr. Breitenbach, we granted Mr. Breitenbach of up to 30,000 options plus up to 8,000 additional refresh options per year to purchase shares of the Company’s Common Stock. We valued each Option at the fair market value price of $0.57 per option.

On June 20, 2024, we executed an offer letter with Samson Lee to serve as a member of our Board of Directors. Pursuant to the terms of the offer letter with Addendum also dated June 20, 2024, executed by and between the Company and Mr. Lee, we granted Mr. Lee of up to 30,000 options plus up to 8,000 additional refresh options per year to purchase shares of the Company’s Common Stock. We valued each Option at the fair market value price of $0.61 per option.

On August 14, 2024, Sean Michael Brehm, our Chairman and director, purchased 5,050,000 shares of the Common Stock for the purchase price of $.20 per share for an aggregate of $1,010,000.  Mr. Brehm was also the sole beneficial owner of Node Nexus and received 40,000,000 of the Common  shares on August 22, 2024 as a result of the Share Exchange.

Independent Directors

The Board of Directors has determined that Samson Lee, Paul Breitenbach, Chad McLeaming and Jonathon Walton are an independent directors under standards established by the Securities and Exchange Commission.

Review, Approval or Ratification of Transactions with Related Persons

The board of directors may ratify a “Related Transaction” by a majority vote of the disinterested directors that are voting at any Special or Regularly scheduled board meeting.  A Related Transaction is defined as a material agreement, contract, or other transaction between a current officer, director, or shareholder of the Company and the Company itself. Additionally, under no circumstances may the Related Transaction that is ratified be on less favorable terms to the Company than it would have it been negotiated with an unrelated third party.

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the results of operations, financial condition, liquidity, prospects, growth, and strategies of the Company and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:

•our ability to develop and commercialize our planned technologies;

•our ability to generate revenue from our operations;

•our ability to conduct the operations of Node Nexux and generate revenue;

•the ability to implement our business plan, forecasts, and other matters  after the completion of the Exchange, and identify and realize additional opportunities;

•our ability to protect our intellectual property rights;

•the risk of downturns in the demand and market for and the possibility of rapid change in cloud computing, quantum computing or the associated competitive markets in which we plan to operate;

•the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so, especially acceptable technical implementation of our quantum computing solutions, which are extremely complex;

•the risk that we may never generate revenue, or achieve or sustain profitability.

•the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all;

•the risk that we experience difficulties in managing our growth and expanding operations;

•the risk that third-party contractors and suppliers are not able to fully and timely meet their obligations to us;

•the risk of product liability or regulatory lawsuits or proceedings relating to our products and services;

•the risk that we are unable to secure or protect our intellectual property, specifically that we can successfully apply for patent protection of our intellectual property;

•the risk that we will not be able to maintain the quotation of our securities on the OTCQB;

•the price of our securities may be volatile due to a variety of factors, including changes in information technology generally or quantum computing in particular, which are the industries in which we plan to operate, variations in performance across competitors, changes in laws and regulations affecting our business and changes in the combined capital structure; and

•other factors detailed under the section titled “RISK FACTORS” contained herein.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “RISK FACTORS” section of this document as well as the other documents filed by us from time to time with the SEC. The forward-looking statements contained in this Report and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 3.02. Unregistered Sales of Equity Securities

On August 14, 2024, the Target Shareholder delivered $1,010,000 to the Company to complete the purchase of the Financing Shares, and on August 15, 2024, the Company issued to the Target Shareholder 5,050,000 shares of Common Stock at $.20 per share.

In connection with the Exchange, we issued an aggregate of 1,000,000 shares of Series Quantum Preferred Stock to the Target Shareholder.

Each of these issuances was exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.  None of these securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 5.01. Changes in Control of Registrant

As a result of the issuance of an aggregate of 1,000,000 shares of the Series Quantum Preferred Stock and 5,050,000 shares of Common Stock to the Target Shareholder as detailed above, a change of our control occurred.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on Form 8-K, in connection with the Exchange we appointed the following officers and directors:

•On April 19, 2024, Stephen Spalding resigned as our interim Chief Financial Officer and director.

•On April 19, 2024, Chad Landon McLeaming and Jonathan James Walton were appointed as our directors.

•On May 13, 2024, Sean Michael Brehm was appointed as our director.

•On June 6, 2024, Sean Michael Brehm was appointed as our Chairman of the Board of Directors.

•On June 17, 2024, Paul Breitenbach was appointed as our director.

•On June 20, 2024, Samson Lee was appointed as our director.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data (embedded within the Inline XBRL document).
10.19	Affiliate Acquistion Agreement between the Registrant and crwdunit Inc. dated August 1, 2024
10.20	Unanimous Consent Resolution of the Board of Managers of Node Nexus Network Co LLC dated August 28, 2024
10.21	Shareholder Consent Node Nexus Co LLC dated August 28, 2024
10.22	Second Amendment to Share Exchange Agreement dated August 28, 2024
10.23	Bill of Sale dated August 28, 2024
10.24	Certificate of Designation of Series Quantum Preferred Stock of Spectral Capital Corporation dated August 28, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 29, 2024

SPECTRAL CAPITAL CORPORATION

By:	/s/Jenifer Osterwalder
Name: Jenifer Osterwalder
Title: Chief Executive Officer